Exhibit 99.5

PRO FORMA VALUATION UPDATE REPORT

FEDFIRST FINANCIAL CORPORATION

Monessen, Pennsylvania

PROPOSED HOLDING COMPANY FOR:

FIRST FEDERAL SAVINGS BANK

Monessen, Pennsylvania

Date As Of:

July 20, 2010

Prepared By:

RP® Financial, LC.

1100 North Glebe Road

Suite 1100

Arlington, Virginia 22201

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

July 20, 2010

Boards of Directors

FedFirst Financial Mutual Holding Company

FedFirst Financial Corporation

First Federal Savings Bank

Donner at Sixth Street

Monessen, Pennsylvania 15062

Members of the Boards of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion described below.

This updated appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision (“OTS”). Specifically, this appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” as set forth by the OTS, and applicable regulatory interpretations thereof. Our original appraisal report, dated February 26, 2010 (the “Original Appraisal”), and previous appraisal update reports, dated June 28, 2010 (the “First Update”) and July 19, 2010 (the “Second Update”), are incorporated herein by reference. As in the preparation of our Original Appraisal and previous updates, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On February 23, 2010, the respective Boards of Directors of FedFirst Financial Mutual Holding Company (the “MHC”), FedFirst Financial Corporation (“FFCO”) and First Federal Savings Bank, Monessen, Pennsylvania (the “Bank”) adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the MHC will convert to stock form. As a result of the conversion, FFCO, which currently owns all of the issued and outstanding common stock of the Bank, will be succeed by a Maryland corporation with the name of FedFirst Financial Corporation (“FedFirst Financial” or the “Company”). Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as FedFirst Financial or the Company. The MHC currently has a majority ownership interest in, and its principal asset consists of, approximately 57.5% of the common stock (the “MHC Shares”) of FedFirst Financial. The remaining 42.5% of FedFirst Financial’s common stock is owned by public stockholders.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors

July 20, 2010

It is our understanding that FedFirst Financial has offered its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions. The stock has also been offered to the public at large in a community offering and a syndicated community offering. Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of FFCO will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

The Appraisal is based on FedFirst Financial’s representation that the information contained in the regulatory applications and additional information furnished to us by FedFirst Financial and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by FedFirst Financial, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of FedFirst Financial. The valuation considers FedFirst Financial only as a going concern and should not be considered as an indication of FedFirst Financial’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for FedFirst Financial and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of FedFirst Financial’s’ stock alone. It is our understanding that there are no current plans for selling control of FedFirst Financial following completion of the second-step conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which FedFirst Financial’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will

Board of Directors

July 20, 2010

thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in FedFirst Financial’s financial condition, including financial data through June 30, 2010; (2) an updated comparison of FedFirst Financial’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; (3) a review of stock market conditions since the date of the Second Update; and (4) the results of FedFirst Financial’s subscription, community and syndicated community offerings.

Discussion of Relevant Considerations

1. Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended March 31, 2010 and updated financial information through June 30, 2010. FedFirst Financial’s assets increased by $6.8 million or 2.0% from March 31, 2010 to June 30, 2010. Cash and cash equivalents accounted for most of the Company’s asset growth during the quarter, which was supplemented with a more modest increase in loans. Investment securities declined slightly from March 31, 2010 to June 30, 2010. Overall, FedFirst Financial’s cash and investments (inclusive of FHLB stock) increased from $96.3 million or 27.6% of assets at March 31, 2010 to $102.0 million or 28.6% of assets at June 30, 2010. Loans receivable increased from $233.4 million or 66.8% of assets at March 31, 2010 to $234.8 million or 65.9% of assets at June 30, 2010. The balance of bank-owned life insurance (“BOLI”) increased nominally during the quarter to $7.9 million or 2.2% of assets, while the balance of goodwill remained at $1.1 million or 0.3% of assets.

Updated credit quality measures showed slight improvement during the quarter ended June 30, 2010, which was related to a decrease in non-performing loans. Non-accruing loans decreased from $1.7 million at March 31, 2010 to $1.3 million at June 30, 2010. The decrease in non-accruing loans was partially offset by a slight increase in real estate owned, which increased from $1.1 million at .March 31, 2010 to $1.2 million at June 30, 2010. Overall, non-performing assets decreased from $2.7 million or 0.78% of assets at March 31, 2010 to $2.5 million or 0.69% of assets at June 30, 2010.

Boards of Directors

July 20, 2010

Table 1

FedFirst Financial Corporation

Recent Financial Data

	At March 31, 2010		At June 30, 2010
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$349,359	100.0%	$356,197	100.0%
Cash, cash equivalents	12,702	3.6	21,717	6.1
Investment securities	76,689	22.0	73,367	20.6
Loans receivable, net	233,428	66.8	234,782	65.9
FHLB stock	6,901	2.0	6,901	1.9
Bank-owned life insurance	7,785	2.2	7,855	2.2
Goodwill	1,080	0.3	1,080	0.3
Deposits	204,478	58.5	209,323	58.8
Borrowings	96,539	27.6	93,943	26.4
Total equity	43,220	12.4	44,036	12.4

	12 Months Ended March 31, 2010		12 Months Ended June 30, 2010
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$17,845	5.12%	$17,594	5.00%
Interest expense	(8,175)	(2.35)	(7,756)	(2.21)

Net interest income	9,670	2.77	9,838	2.79
Provisions for loan losses	(1,130)	(0.32)	(1,100)	(0.31)

Net interest income after provisions	8,540	2.45	8,738	2.48
Non-interest operating income	3,132	0.90	3,085	0.88
Gain(loss) on sale of securities	68	0.02	(5)	0.00
Gain(loss) on sale of REO	32	0.01	47	0.01
Non-interest operating expense	(10,737)	(3.08)	(10,466)	(2.98)

Income (loss) before income taxes	1,035	0.30	1,399	0.39
Income taxes	(377)	(0.11)	(500)	(0.14)

Net income before minority int. in net income of consol. sub	658	0.19	899	0.25
Minority int. in net income of sub.	(46)	(0.01)	(40)	(0.01)

Net income	$612	0.18%	$859	0.24%

Sources: FedFirst Financial’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Board of Directors

July 20, 2010

Deposit growth, along with a decrease in investment securities, funded asset growth as well as a reduction in borrowings during the quarter ended June 30, 2010. Total deposits increased from $204.5 million or 58.5% of assets at March 31, 2010 to $209.3 million or 58.8% of assets at June 30, 2010, while borrowings decreased from $96.5 million or 27.6% of assets at March 31, 2010 to $93.9 million or 26.4% of assets at June 30, 2010. FHLB advances continued to account for the major portion of the Company’s borrowings at June 30, 2010. FedFirst Financial’s equity increased by $816,000 during the quarter, which was mostly attributable to retention of earnings and an increase in the net unrealized gain maintained on available for sale investment securities. Equity growth kept pace with asset growth, as the Company’s equity-to-assets ratio equaled 12.4% at March 31, 2010 and at June 30, 2010.

FedFirst Financial’s operating results for the twelve months ended March 31, 2010 and June 30, 2010 are also set forth in Table 1. The Company’s reported earnings increased from $612,000 or 0.18% of average assets for the twelve months ended March 31, 2010 to $859,000 or 0.24% of average assets for the twelve months ended June 30, 2010. The increase in earnings was largely due to an increase net interest income and a decrease in operating expenses.

FedFirst Financial’s net interest income increased from $9.7 million during the twelve months ended March 31, 2010 to $9.8 million during the most recent twelve month period, which served to increase the net interest income to average assets ratio from 2.77% during the twelve months ended March 31, 2010 to 2.79% during the twelve months ended June 30, 2010. The increase in the net interest income ratio was supported by a wider yield-cost spread for the quarter ended June 30, 2010 compared to the year ago quarter, which was realized through a larger reduction in funding costs relative to the decline in yield on interest-earnings assets. The reduction in funding costs was supported by lower market interest rates that allowed the Company to reprice maturing CDs as well as money market accounts and other interest-bearing deposits at lower rates. Comparatively, the less significant decrease in the Company’s average yield on interest-earning assets was supported by the less interest rate sensitive characteristics of its loan portfolio. Overall, the Company’s interest rate spread increased from 2.45% during the quarter ended June 30, 2010 to 2.73% during the quarter ended June 30, 2010.

Operating expenses were down slightly during the most recent twelve month period, decreasing as a percent of average assets from 3.08% during the twelve months ended March 31, 2010 to 2.98% during the twelve months ended March 31, 2010. The decrease in operating expenses was mostly related to a decrease in FDIC insurance premiums, which was mostly related to the FDIC’s industry-wide special five basis assessment recorded in the quarter ended June 30, 2009. Overall, FedFirst Financial’s updated ratios for net interest income and operating expenses provided for a more favorable expense coverage ratio, (net interest income divided by operating expenses), as the expense coverage ratio increased from 0.90x for the twelve months ended March 31, 2010 to 0.94x for the twelve month ended June 30, 2010.

Boards of Directors

July 20, 2010

Non-interest operating income showed a slight decrease in the Company’s updated earnings, equaling 0.90% and 0.88% of average assets for the twelve month ended March 31, 2010 and June 30, 2010, respectively. Most of the decrease in non-interest operating income was attributable to a decrease in insurance commissions. Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 80.1% (operating expenses, net of goodwill amortization, as a percent of net interest income and non-interest operating income) was slightly more favorable compared to its 83.1% efficiency ratio recorded for the twelve months ended March 31, 2010.

Non-operating income remained a minor factor in the Company’s updated earnings, with gains and losses on the sale of securities and real estate owned remaining the only non-operating items recorded in the Company’s updated earnings. Overall, net non-operating income equaled 0.03% and 0.01 of average assets for the twelve months ended March 31, 2010 and June 30, 2010, respectively.

Loan loss provisions were down slightly during the most recent twelve month period, decreasing from 0.32% of average assets for the twelve months ended March 31, 2010 to 0.31% of average assets for the twelve months ended June 30, 2010. As of March 31, 2010, the Company maintained valuation allowances of $2.7 million, equal to 1.15% of net loans receivable and 209.13% of non-performing loans.

Higher pre-tax earnings increased the income tax expense from $377,000 or 0.11% of average assets for the twelve months ended March 31, 2010 to $500,000 or 0.14% of average assets for the twelve months ended June 30, 2010. The Company’s effective tax rate equaled 36.43% during the twelve months ended March 31, 2010 compared to 35.74% during the twelve months ended June 30, 2010. As set forth in the Original Appraisal and previous updates, the Company’s marginal effective statutory tax rate approximates 40.0%.

2. Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for FedFirst Financial, the Peer Group and all publicly-traded thrifts. The Company’s and the Peer Group’s ratios are based on financial results through June 30, 2010 and March 31, 2010, respectively. Liberty Bancorp, Inc. of Missouri, which was one of the Peer Group companies identified in the Original Appraisal, is no longer a publicly-traded company and, therefore, has been eliminated from the Peer Group.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the First Update.

Boards of Directors

July 20, 2010

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of March 31, 2010

	Balance Sheet as a Percent of Assets
	Cash & Equivalents	MBS & Invest	BOLI	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth
FedFirst Financial Corporation
June 30, 2010	6.1%	22.5%	2.2%	65.9%	58.8%	26.4%	0.0%	12.4%	0.4%	12.0%
All Public Companies
Averages	5.2%	20.7%	1.4%	67.7%	72.3%	14.6%	0.5%	11.5%	0.9%	10.6%
Medians	4.2%	18.2%	1.4%	68.8%	72.6%	12.9%	0.0%	10.2%	0.0%	9.4%

State of PA
Averages	5.5%	32.3%	1.6%	56.8%	67.9%	19.9%	0.4%	10.9%	0.7%	10.2%
Medians	4.3%	31.6%	1.5%	58.8%	71.8%	12.4%	0.0%	10.2%	0.0%	10.0%
Comparable Group
Averages	5.2%	22.4%	1.5%	66.9%	68.4%	20.0%	0.2%	10.5%	0.6%	9.9%
Medians	4.4%	20.1%	1.7%	69.2%	71.4%	17.3%	0.0%	9.6%	0.0%	8.6%
Comparable Group
CZWI Citizens Community Bancorp Inc. of WI	6.9%	9.4%	0.0%	78.3%	72.4%	17.3%	0.0%	9.6%	1.1%	8.5%
ESBK Elmira Savings Bank, FSB of NY	12.2%	20.1%	1.6%	61.0%	70.1%	17.8%	0.0%	11.3%	2.7%	8.6%
FCAP First Capital, Inc. of IN	4.4%	22.7%	1.2%	66.6%	82.7%	6.6%	0.0%	10.2%	1.2%	9.0%
LSBI LSB Financial Corp. of Lafayette IN	3.7%	4.0%	1.8%	86.5%	78.3%	11.8%	0.0%	9.2%	0.0%	9.2%
NFSB Newport Bancorp, Inc. of RI	4.3%	12.2%	2.3%	76.9%	57.0%	31.2%	0.0%	11.1%	0.0%	11.1%
RIVR River Valley Bancorp of IN	4.8%	20.8%	2.1%	69.2%	71.4%	18.0%	1.8%	7.9%	0.0%	7.9%
ROME Rome Bancorp, Inc. of Rome NY	2.3%	4.5%	2.9%	86.8%	67.4%	12.4%	0.0%	18.6%	0.0%	18.6%
WVFC WVS Financial Corp. of PA	5.9%	77.1%	0.0%	15.6%	39.9%	51.7%	0.0%	7.7%	0.0%	7.7%
WAYN Wayne Savings Bancshares of OH	2.4%	30.9%	1.7%	60.8%	76.8%	13.0%	0.0%	9.1%	0.5%	8.6%

	Balance Sheet Annual Growth Rates							Regulatory Capital
	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. & Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg.Cap.
FedFirst Financial Corporation
June 30, 2010	3.03%	12.10%	-0.70%	13.81%	-19.20%	8.79%	9.56%	10.32%	10.32%	20.45%
All Public Companies
Averages	4.03%	12.91%	1.30%	9.53%	-16.65%	2.26%	2.67%	10.62%	10.52%	17.19%
Medians	2.45%	8.11%	-0.67%	6.78%	-13.11%	1.49%	1.87%	9.50%	9.40%	14.74%

State of PA
Averages	2.48%	14.16%	-0.71%	10.30%	-18.29%	-0.84%	-0.17%	9.95%	9.48%	16.29%
Medians	1.35%	10.02%	-0.07%	9.47%	-14.28%	-1.03%	-1.03%	9.37%	9.09%	14.20%
Comparable Group
Averages	0.62%	5.38%	-0.23%	6.73%	-16.80%	2.23%	2.48%	10.15%	10.15%	15.35%
Medians	1.92%	8.99%	-2.38%	5.54%	-16.09%	0.06%	0.06%	9.00%	9.00%	14.34%
Comparable Group
CZWI Citizens Community Bancorp Inc. of WI	13.64%	8.99%	13.22%	21.98%	0.48%	-10.55%	-11.26%	9.50%	9.50%	10.20%
ESBK Elmira Savings Bank, FSB of NY	2.34%	23.39%	-6.66%	3.36%	-2.83%	4.92%	7.05%	8.69%	8.69%	16.43%
FCAP First Capital, Inc. of IN	1.92%	14.46%	-2.99%	8.28%	-38.70%	-1.18%	-1.17%	8.80%	8.80%	14.48%
LSBI LSB Financial Corp. of Lafayette IN	-3.10%	-32.14%	-0.27%	5.54%	-38.46%	0.06%	0.06%	9.20%	9.20%	13.00%
NFSB Newport Bancorp, Inc. of RI	3.44%	4.82%	2.64%	6.77%	-0.27%	-2.76%	-2.76%	NA	NA	NA
RIVR River Valley Bancorp of IN	2.88%	19.60%	-2.52%	7.43%	-16.09%	25.35%	25.38%	NA	NA	NA
ROME Rome Bancorp, Inc. of Rome NY	-0.91%	23.34%	-2.38%	3.85%	-23.84%	2.95%	2.95%	16.78%	16.78%	23.80%
WVFC WVS Financial Corp. of PA	-15.04%	-17.80%	-0.24%	2.59%	-25.77%	-6.23%	-6.23%	7.91%	7.91%	14.20%
WAYN Wayne Savings Bancshares of OH	0.40%	3.80%	-2.88%	0.78%	-5.70%	7.50%	8.30%	NA	NA	NA

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

Boards of Directors

July 20, 2010

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended March 31, 2010

		Net Interest Income					Other Income				G&A/Other Exp.
	Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Loan Fees	R.E. Oper.	Other Income	Total Other Income	G&A Expense	Goodwill Amort.
FedFirst Financial Corporation
June 30, 2010	0.24%	5.00%	2.21%	2.79%	0.31%	2.48%	0.00%	0.00%	0.88%	0.88%	2.94%	0.04%
All Public Companies
Averages	-0.07%	4.81%	1.88%	2.93%	0.91%	2.03%	0.03%	-0.07%	0.83%	0.79%	2.75%	0.07%
Medians	0.25%	4.85%	1.81%	2.97%	0.48%	2.30%	0.00%	-0.01%	0.57%	0.55%	2.66%	0.00%
State of PA
Averages	0.22%	4.55%	2.12%	2.43%	0.46%	1.96%	0.02%	-0.03%	0.40%	0.39%	1.99%	0.02%
Medians	0.33%	4.62%	2.15%	2.57%	0.37%	1.98%	0.00%	0.00%	0.34%	0.36%	2.12%	0.00%
Comparable Group
Averages	0.35%	4.90%	1.93%	2.97%	0.41%	2.56%	0.01%	0.00%	0.57%	0.58%	2.52%	0.02%
Medians	0.23%	4.94%	1.99%	3.09%	0.41%	2.89%	0.00%	0.00%	0.57%	0.61%	2.79%	0.00%
Comparable Group
CZWI Citizens Community Bancorp Inc. of WI	-0.64%	5.83%	2.36%	3.47%	0.52%	2.95%	0.07%	0.00%	0.36%	0.43%	2.79%	0.06%
ESBK Elmira Savings Bank, FSB of NY	0.92%	4.88%	1.81%	3.07%	0.09%	2.99%	0.00%	0.00%	0.65%	0.65%	2.46%	0.04%
FCAP First Capital, Inc. of IN	0.21%	4.94%	1.68%	3.26%	0.95%	2.31%	0.00%	0.00%	0.68%	0.68%	2.86%	0.02%
LSBI LSB Financial Corp. of Lafayette IN	0.18%	5.19%	2.27%	2.92%	0.82%	2.10%	0.00%	-0.07%	0.89%	0.82%	2.87%	0.00%
NFSB Newport Bancorp, Inc. of RI	0.18%	5.08%	1.99%	3.09%	0.16%	2.93%	0.00%	0.00%	0.54%	0.54%	2.95%	0.00%
RIVR River Valley Bancorp of IN	0.48%	4.88%	2.29%	2.59%	0.68%	1.91%	0.00%	0.00%	0.82%	0.82%	2.32%	0.00%
ROME Rome Bancorp, Inc. of Rome NY	1.06%	5.17%	1.18%	3.99%	0.11%	3.88%	0.00%	0.13%	0.48%	0.61%	2.89%	0.00%
WVFC WVS Financial Corp. of PA	0.23%	3.21%	2.17%	1.04%	-0.08%	1.12%	0.00%	0.00%	0.18%	0.18%	0.90%	0.00%
WAYN Wayne Savings Bancshares of OH	0.55%	4.94%	1.65%	3.29%	0.41%	2.89%	0.00%	-0.04%	0.57%	0.52%	2.66%	0.02%

	Non-Op. Items		Yields, Costs, and Spreads
	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
FedFirst Financial Corporation
June 30, 2010	0.01%	0.00%	5.41%	2.69%	2.72%	$3,830	35.74%
All Public Companies
Averages	-0.02%	0.03%	5.14%	2.16%	2.98%	$5,995	31.45%
Medians	0.00%	0.00%	5.12%	2.15%	3.02%	$4,705	31.81%
State of PA
Averages	-0.09%	0.00%	4.81%	2.41%	2.40%	$6,578	32.41%
Medians	-0.05%	0.00%	4.93%	2.40%	2.49%	$6,553	25.44%
Comparable Group
Averages	-0.10%	0.00%	5.18%	2.17%	3.01%	$4,671	27.32%
Medians	0.03%	0.00%	5.26%	2.27%	3.17%	$3,954	27.42%
Comparable Group
CZWI Citizens Community Bancorp Inc. of WI	-1.55%	0.00%	6.14%	2.66%	3.48%	$2,943	41.39%
ESBK Elmira Savings Bank, FSB of NY	0.25%	0.00%	5.21%	2.06%	3.16%	$4,327	32.43%
FCAP First Capital, Inc. of IN	0.07%	0.00%	5.26%	1.89%	3.37%	$3,377	NM
LSBI LSB Financial Corp. of Lafayette IN	0.21%	0.00%	5.48%	2.52%	2.96%	$3,954	11.35%
NFSB Newport Bancorp, Inc. of RI	-0.09%	0.00%	5.44%	2.27%	3.17%	$6,008	47.91%
RIVR River Valley Bancorp of IN	0.18%	0.00%	5.15%	2.49%	2.66%	$4,650	10.70%
ROME Rome Bancorp, Inc. of Rome NY	0.03%	0.00%	5.52%	1.47%	4.05%	$3,310	32.40%
WVFC WVS Financial Corp. of PA	-0.06%	0.00%	3.25%	2.38%	0.87%	$9,671	22.44%
WAYN Wayne Savings Bancshares of OH	0.03%	0.00%	5.21%	1.83%	3.38%	$3,795	19.97%

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

Board of Directors

July 20, 2010

Consistent with the First Update, the Company’s and the Peer Group’s updated interest-earning asset compositions continued be quite similar based on maintaining comparable concentrations of cash and investments and loans as a percent of assets. Accordingly, the Company and the Peer Group continued to maintain comparable levels of interest-earning assets, as updated interest-earning assets-to-assets ratios equaled 94.5% for both the Company and the Peer Group. The Company’s non-interest earning assets included goodwill and intangibles equal to 0.4% of assets and BOLI equal to 2.2% of assets, while the Peer Group maintained goodwill and intangibles equal to 0.6% of assets and BOLI equal to 1.5% of assets.

The updated mix of deposits and borrowings maintained by FedFirst Financial and the Peer Group also did not change significantly from the First Update. FedFirst Financial’s funding composition continued to reflect a lower concentration of deposits and a higher concentration of borrowings relative to the comparable ratios for the Peer Group. Updated interest-bearing liabilities-to-assets ratios equaled 85.2% and 88.6% for the Company and the Peer Group, respectively, as the Company’s lower ratio continued to be supported by its higher level of capital. FedFirst Financial posted an updated tangible equity-to-assets ratio of 12.0%, versus the Peer Group’s ratio of 9.9%.

Overall, FedFirst Financial’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 110.9%, which remained slightly above the comparable Peer Group ratio of 106.7%. As discussed in the Original Appraisal and First Update, the additional capital realized from stock proceeds should serve to increase FedFirst Financial’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for FedFirst Financial and the Peer Group are based on growth for the twelve months ended June 30, 2010 and March 31, 2010, respectively. FedFirst Financial recorded an increase in assets of 3.0%, versus asset growth of 0.6% recorded by the Peer Group. The Company’s slightly stronger asset growth was supported by growth of cash and investments, which was partially offset by a slight decrease in loans. Similarly, the Peer Group’s asset growth reflected growth of cash and investments being largely offset by a decrease in loans.

Asset growth for the Company was funded by a 13.8% increase in deposits, which funded a 19.2% reduction in borrowings as well. Similarly, asset growth for the Peer Group was funded by deposit growth of 6.7%, which funded a 16.8% reduction in the Peer Group’s borrowings as well. FedFirst Financial’s updated tangible net worth growth rate of 9.6% remained above the comparable Peer Group growth rate of 2.5%.

Boards of Directors

July 20, 2010

Table 3 displays comparative operating results for FedFirst Financial and the Peer Group, based on their earnings for the twelve months ended June 30, 2010 and March 31, 2010, respectively. The Company’s updated earnings showed net income equal to 0.24% of average assets, versus net income equal to 0.35% of average assets for the Peer Group. Higher net interest income and lower operating expenses continued to support the Peer Group’s higher return, while the Company continued to maintain earnings advantages with respect to lower loan loss provisions, higher non-interest operating income and higher net gains.

In terms of core earnings strength, updated expense coverage ratios posted by FedFirst Financial and the Peer Group equaled 0.94x and 1.17x respectively. The Peer Group’s stronger expense coverage ratio continued to be realized through maintenance of a higher net interest income ratio (2.97% of average assets versus 2.79% of average assets for the Company) and a lower operating expense ratio (2.54% of average assets versus 2.98% of average assets for the Company). A lower interest expense ratio accounted for the Peer Group’s higher net interest income ratio, which was partially offset by the Company’s higher interest income ratio.

Non-interest operating income remained a larger contributor to the Company’s earnings, as such income amounted to 0.88% and 0.58% of the Company’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing FedFirst Financial’s core earnings strength relative to the Peer Group’s, the Company’s updated efficiency ratio of 80.1% remained more favorable than the Peer Group’s efficiency ratio of 71.0%.

Loan loss provisions remained a slightly less significant factor in the Company’s earnings, as updated loan loss provisions established by the Company and the Peer Group equaled 0.31% and 0.41% of average assets, respectively.

Updated non-operating gains equaled 0.01% of average assets for the Company, versus non-operating losses equal to 0.10% of average assets for the Peer Group. As set forth in the Original Appraisal and First Update, typically, such gains and losses are discounted in the valuation analyses as they tend to have a relatively high degree of volatility, and thus are not considered part of core operations. If gains are attributable to secondary market loan sales on a regular basis, then such gains may warrant some consideration as a core profitability component, depending on the prevailing market environment. However, loan sale gains are typically viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income, and are given less consideration in developing core earnings for valuation purposes. Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

Taxes remained a more significant factor in the Company’s earnings, with the Company and the Peer Group showing updated effective tax rates of 35.74% and 27.32%, respectively. As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 40.0%.

Board of Directors

July 20, 2010

In general, the Company’s updated credit quality measures remained more favorable than the comparable measures for the Peer Group. As shown in Table 4, the Company’s non-performing assets/assets and non-performing loans/loans equaled 0.69% and 0.55%, respectively, versus comparable ratios of 1.53% and 2.10% for the Peer Group. The Company’s loan loss reserves as a percent of non-performing loans and loans equaled 209.13% and 1.15%, respectively, versus comparable ratios of 64.10% and 1.06% for the Peer Group. Net loan charge-offs were a slightly more significant factor for the Peer Group, as net loan charge-offs for the Company equaled 0.23% of loans versus 0.33% of loans for the Peer Group.

3. Stock Market Conditions

Since the date of the Second Update, the broader stock moved up slightly amid mixed earnings reports and uncertainty over the economic outlook. On July 20, 2010, he Dow Jones Industrial Average (“DJIA”) closed at 10229.96, or 1.3% higher since the Second Update and the NASDAQ closed at 2222.49 or 2.0% higher since the date of the Second Update. Bargain hunting also helped thrift stocks to post modest gains since the Second Update. On July 20, 2010, the SNL Index for all publicly-traded thrifts closed at 580.6 an increase of 2.0% since July 16, 2010.

Consistent with the SNL Index for all publicly-traded thrifts, the updated pricing measures for the Peer Group and all publicly-traded were generally slightly higher since the Second Update. From July 16, 2010 through July 20, 2010, the closing stock prices of five out of the nine remaining Peer Group companies were unchanged, two had higher closing stock prices and two had lower closing stock prices. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on market prices as of July 16, 2010 and July 20, 2010.

Average Pricing Characteristics

	At July 16, 2010		At July 20, 2010		% Change
Peer Group(1)
Price/Earnings (x)	16.49	x	16.38	x	(0.7)%
Price/Core Earnings (x)	14.82		14.91		0.6
Price/Book (%)	73.24%		73.92%		0.9
Price/Tangible Book(%)	80.46		81.49		1.3
Price/Assets (%)	7.57		7.62		0.7
Avg. Mkt. Capitalization ($Mil)	$30.96		$31.25		0.9

Board of Directors

July 20, 2010

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of March 31, 2010 or Most Recent Date Available

Institution	REO/ Assets	NPAs & 90+Del/ Assets	NPLs/ Loans	Rsrves/ Loans	Rsrves/ NPLs	Rsrves/ NPAs & 90+Del	Net Loan Chargoffs	NLCs/ Loans
	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

FedFirst Financial Corporation	0.33%	0.69%	0.55%	1.15%	209.13%	109.93%	$545	0.23%

All Public Companies
Averages	0.49%	3.46%	4.32%	1.65%	68.15%	61.61%	$1,430	0.63%
Medians	0.22%	2.44%	2.95%	1.35%	46.23%	41.14%	$443	0.26%

State of PA
Averages	0.41%	2.82%	3.69%	1.23%	47.81%	40.23%	$1,143	0.42%
Medians	0.22%	2.62%	3.60%	1.30%	36.07%	30.81%	$513	0.25%

Comparable Group
Averages	0.17%	1.53%	2.10%	1.06%	64.10%	62.35%	$574	0.33%
Medians	0.02%	1.46%	1.90%	1.08%	39.83%	36.77%	$347	0.35%

Comparable Group
CZWI Citizens Community Bancorp Inc. of WI	0.00%	1.46%	1.85%	0.63%	15.34%	15.30%	$804	0.71%
ESBK Elmira Savings Bank, FSB of NY	0.11%	0.80%	1.34%	1.00%	74.38%	76.65%	$425	0.55%
FCAP First Capital, Inc. of IN	0.21%	1.50%	2.11%	1.60%	25.82%	24.32%	$347	0.44%
LSBI LSB Financial Corp. of Lafayette IN	0.48%	5.09%	4.67%	1.26%	27.07%	21.76%	$50	0.06%
NFSB Newport Bancorp, Inc. of RI	0.00%	0.39%	0.50%	0.98%	194.45%	194.45%	$310	0.35%
RIVR River Valley Bancorp of IN	0.02%	1.81%	3.13%	1.08%	30.47%	36.77%	$2,473	-0.32%
ROME Rome Bancorp, Inc. of Rome NY	0.00%	0.63%	0.63%	0.76%	121.17%	118.99%	$1	0.00%
WVFC WVS Financial Corp. of PA	0.00%	0.43%	2.73%	1.09%	39.83%	39.83%	$0	0.00%
WAYN Wayne Savings Bancshares of OH	0.71%	1.70%	1.90%	1.12%	48.34%	33.05%	$756	1.20%

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

Board of Directors

July 20, 2010

Average Pricing Characteristics (continued)

	At July 16, 2010	At July 20, 2010	% Change
All Publicly-Traded Thrifts
Price/Earnings (x)	18.69x	18.55x	(0.7)%
Price/Core Earnings (x)	17.77	17.16	(3.4)
Price/Book (%)	71.00%	71.73%	1.0
Price/Tangible Book(%)	79.00	79.88	1.1
Price/Assets (%)	8.28	8.37	1.1
Avg. Mkt. Capitalization ($Mil)	$325.09	$332.04	2.1

(1)	Liberty Bancorp of Missouri has been excluded from the Peer Group averages for both dates shown.

As set forth in the Original Appraisal and previous updates, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

Two standard conversions and six second-step conversions have been completed during the past three months. The recently completed second-step conversion offerings are considered to be more relevant for our analysis, which were completed in late-June and the first half of July. In general, second-step conversions tend to be priced (and trade in the aftermarket) at higher P/B ratios than standard conversions. We believe investors take into consideration the generally more leveraged pro forma balance sheets of second-step companies, their track records as public companies prior to conversion, and their generally higher pro forma ROE measures relative to standard conversions in pricing their common stocks. As shown in Table 5, with the exception of Oritani Financial Corp., all of the second-step conversion offerings were completed between the minimum and midpoint of their offering ranges. Oritani Financial Corp.’s offering was completed at slightly above the midpoint of its offering range. The average closing pro forma price/tangible book ratio of the recent second-step conversion offerings equaled 79.1%. On average, the second-step conversion offerings reflected a 2.5% decrease in price from their IPO prices after the first week of trading. As of July 20, 2010, the recent second-step conversion offerings reflected an average decrease of 1.9% in price from their IPO prices.

Boards of Directors

July 20, 2010

Table 5

Pricing Characteristics and After-Market Trends

Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Charitable Found		Insider Purchases
			Financial Info.		Asset Quality								% Off Incl. Fdn.
													Benefit Plans				Initial
	Conver.			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		% of		Recog.	Stk	Mgmt.&	Dividend
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offered	Mid.	Proc.	Form	Offering	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)

Standard Conversions

Peoples Federal Bancshares, Inc. - MA	7/7/10	PEOP- NASDAQ	$488	10.77%	0.32%	199%	$66.1	100%	132%	2.8%	Stock	8.0%	8.0%	4.0%	10.0%	3.3%	0.00%
Fairmount Bancorp, Inc. - MD	6/3/10	FMTB- OTCBB	$67	10.57%	0.40%	152%	$4.4	100%	89%	15.8%	N.A.	N.A.	8.0%	4.0%	10.0%	14.6%	0.00%

Averages - Standard Conversions:			$278	10.67%	0.36%	176%	$35.3	100%	111%	9.3%	N.A.	8.0%	8.0%	4.0%	10.0%	9.0%	0.00%
Medians - Standard Conversions:			$278	10.67%	0.36%	176%	$35.3	100%	111%	9.3%	N.A.	8.0%	8.0%	4.0%	10.0%	9.0%	0.00%

Second Step Conversions

Jacsonville Bancorp, Inc. - IL	7/15/10	JXSB- NASDAQ	$290	9.12%	1.02%	111%	$10.4	54%	89%	12.0%	N.A.	N.A.	4.0%	0.0%	10.0%	9.6%	3.00%
Colonial Financial Services - NJ	7/13/10	COBK- NASDAQ	$568	8.20%	0.43%	124%	$23.0	55%	85%	8.0%	N.A.	N.A.	4.0%	4.0%	10.0%	1.6%	0.00%
Oneida Financial Corp. - NY	7/7/10	ONFC- NASDAQ	$596	9.61%	0.90%	1041%	$31.5	55%	100%	8.0%	N.A.	N.A.	4.0%	4.0%	10.0%	4.2%	6.00%
ViewPoint Financial Group - TX	7/7/10	VPFG- NASDAQ	$2,477	8.42%	0.61%	108%	$198.6	57%	99%	4.0%	N.A.	N.A.	4.0%	4.0%	10.0%	0.2%	0.00%
Fox Chase Bancorp, Inc. - PA	6/29/10	FXCB- NASDAQ	$1,156	10.83%	2.91%	38%	$87.1	60%	85%	5.0%	N.A.	N.A.	4.0%	3.1%	7.9%	0.7%	0.00%
Oritani Financial Corp. - NJ	6/24/10	ORIT- NASDAQ	$2,054	12.38%	2.03%	60%	$413.6	74%	106%	2.8%	N.A.	N.A.	4.0%	4.0%	10.0%	0.5%	3.00%

Averages - Second Step Conversions:			$1,190	9.76%	1.32%	247%	$127.4	59%	94%	6.6%	N.A.	N.A.	4.0%	3.2%	9.7%	2.8%	2.00%
Medians - Second Step Conversions:			$876	9.37%	0.96%	110%	$59.3	56%	94%	6.5%	N.A.	N.A.	4.0%	4.0%	10.0%	1.2%	1.50%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:			$962	9.99%	1.08%	229%	$104.3	69%	98%	7.3%	NA	8.0%	5.0%	3.4%	9.7%	4.3%	1.50%
Medians - All Conversions:			$582	10.09%	0.76%	118%	$48.8	59%	94%	6.5%	NA	8.0%	4.0%	4.0%	10.0%	2.5%	0.00%

Institutional Information	Pro Forma Data								Post-IPO Pricing Trends
	Pricing Ratios(3)				Financial Charac.				Closing Price:
									First		After		After
		Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Change	Week(4)	Change	Month(5)	Change	7/20/10	Change
	(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions

Peoples Federal Bancshares, Inc. - MA	64.7%	45.5		13.1%	0.3%	20.2%	1.4%	$10.00	$10.40	4.0%	$10.69	6.9%	$10.55	5.5%	$10.55	5.5%
Fairmount Bancorp, Inc. - MD	43.9%	11.4		6.5%	0.6%	14.8%	0.6%	$10.00	$11.00	10.0%	$12.00	20.0%	$11.00	10.0%	$10.75	7.5%

Averages - Standard Conversions:	54.3%	28.5	x	9.8%	0.5%	17.5%	1.0%	$10.00	$10.70	7.0%	$11.35	13.45%	$10.78	7.75%	$10.65	6.50%
Medians - Standard Conversions:	54.3%	28.5	x	9.8%	0.5%	17.5%	1.0%	$10.00	$10.70	7.0%	$11.35	13.45%	$10.78	7.75%	$10.65	6.50%

Second Step Conversions

Jacsonville Bancorp, Inc. - IL	59.3%	19.07		6.5%	0.3%	11.0%	2.9%	$10.00	$10.65	6.5%	$10.45	4.5%	$10.45	4.5%	$10.45	4.5%
Colonial Financial Services - NJ	63.4%	14.01		7.1%	0.5%	11.2%	4.5%	$10.00	$10.65	6.5%	$9.65	-3.5%	$9.65	-3.5%	$9.65	-3.5%
Oneida Financial Corp. - NY	97.3%	15.12		9.2%	0.6%	9.9%	4.5%	$8.00	$7.50	-6.3%	$7.50	-6.3%	$7.65	-4.4%	$7.65	-4.4%
ViewPoint Financial Group - TX	93.2%	28.61		13.2%	0.5%	14.2%	3.3%	$10.00	$9.50	-5.0%	$9.55	-4.5%	$9.58	-4.2%	$9.58	-4.2%
Fox Chase Bancorp, Inc. - PA	72.1%	NM		11.8%	-0.1%	16.4%	-0.6%	$10.00	$9.59	-4.1%	$9.60	-4.0%	$9.77	-2.3%	$9.77	-2.3%
Oritani Financial Corp. - NJ	89.4%	38.03		23.0%	0.6%	25.7%	2.4%	$10.00	$10.31	3.1%	$9.86	-1.4%	$9.84	-1.6%	$9.84	-1.6%

Averages - Second Step Conversions:	79.1%	23.0	x	11.8%	0.4%	14.7%	2.8%	$9.67	$9.70	0.1%	$9.44	-2.5%	$9.49	-1.9%	$9.49	-1.9%
Medians - Second Step Conversions:	80.8%	19.1	x	10.5%	0.5%	12.7%	3.1%	$10.00	$9.95	-0.5%	$9.63	-3.8%	$9.71	-2.9%	$9.71	-2.9%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:	72.9%	24.5	x	11.3%	0.4%	15.4%	2.4%	$9.75	$9.95	1.8%	$9.91	1.5%	$9.81	0.5%	$9.78	0.2%
Medians - All Conversions:	68.4%	19.1	x	10.5%	0.5%	14.5%	2.6%	$10.00	$10.36	3.6%	$9.76	-2.5%	$9.81	-2.0%	$9.81	-2.0%

Note: * - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.
(2)	As a percent of MHC offering for MHC transactions.
(3)	Does not take into account the adoption of SOP 93-6.
(4)	Latest price if offering is less than one week old.
(5)	Latest price if offering is more than one week but less than one month old.
(6)	Mutual holding company pro forma data on full conversion basis.
(7)	Simultaneously completed acquisition of another financial institution.
(8)	Simultaneously converted to a commercial bank charter.
(9)	Former credit union.

July 20, 2010

Board of Directors

July 20, 2010

Shown in Table 6 are the current pricing ratios for the fully-converted offerings completed during the past three months that trade on NASDAQ or an Exchange. The current average P/TB ratio for the recent fully-converted offerings equaled 76.03%, based on closing stock prices as of July 20, 2010.

As set forth in the Original Appraisal and previous updates, RP Financial’s analysis of stock market conditions also considered recent trading activity in FedFirst Financial’s stock. From July 16, 2010 through July 20, 2010 the trading price of the Company’s stock ranged from a low closing price of $4.84 on July 20, 2010 to a high closing price of $5.20 on July 19, 2010. The Company’s closing stock price of $4.84 on July 20, 2010 was down 6.9% from the July 16, 2010 closing price of $5.20. The Company’s closing stock price of $4.84 indicates an implied market valuation of $30.6 million.

4. Results of the Offering

As set forth in the Second Update, FedFirst Financial’s subscription and community stock offerings commenced on May 14, 2010 and terminated on June 24, 2010. The Company issued a press release after the market closed on June 28, 2010 which provided pricing guidance and increased the maximum purchase limitation to 5% of the shares sold in the offering for both individual purchasers and for purchasers acting together with others. The Company may, in its sole discretion and without further notice, accept orders for up to 8.70% of the total number of shares to be sold in the offering, provided that orders for stock exceeding 5% of the total offering shall not exceed in the aggregate 10% of the offering. Only persons or groups who subscribed for the maximum purchase limit in the subscription offering and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limitations were increased will be resolicited. Any increase in orders with full payment will be due by 12:00 noon, Eastern Time, on July 6, 2010. There were five orders by individuals for the maximum order amount of $300,000, and one order by purchasers acting together with others for the maximum order amount of $600,000. An additional 122,500 shares were subscribed for in the resolicitation, which consisted of two orders from purchasers acting together and one individual order. There were no orders received for maximum purchase limitation of 5% of the shares sold in the offering. The total takedown of the subscription and community offerings, including additional orders received from maximum purchasers in the resolicitation offering, equaled $6,011,650, based on orders received for 601,165 shares at $10.00 per share. There were 258 orders received for the Company’s stock. The total orders received in the subscription and community offerings were well below the minimum of the offering range of $19.1 million.

Boards of Directors

July 20, 2010

Table 6

Market Pricing Comparatives

Prices As of July 20, 2010

		Market		Per Share Data
		Capitalization		Core 12 Month EPS(2)	Book Value/ Share								Dividends(4)			Financial Characteristics(6)
		Price/ Share(1)	Market Value			Pricing Ratios(3)							Amount/ Share		Payout Ratio(5)	Total Assets	Equity/ Assets	Tang Eq/ Assets	NPAs/ Assets	Reported		Core
Financial Institution						P/E		P/B	P/A	P/TB	P/Core			Yield						ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		$9.73	$291.49	($0.06)	$12.74	18.74	x	78.49%	9.50%	86.29%	17.47	x	$0.23	2.06%	33.64%	$2,672	11.17%	10.41%	3.46%	-0.09%	0.13%	-0.11%	0.03%
Converted Last 3 Months (no MHC)		$9.64	$173.41	$0.36	$13.86	24.43	x	71.36%	11.86%	76.03%	22.67	x	$0.17	1.90%	28.01%	$1,193	8.92%	8.26%	1.26%	0.36%	3.66%	0.39%	4.12%

Converted Last 3 Months (no MHC)
COBKD	Colonial Financial Services of NJ	$9.65	$40.27	$0.71	$15.78	20.10	x	61.15%	6.86%	61.15%	13.59	x	$0.00	0.00%	0.00%	$587	7.46%	7.46%	1.32%	0.34%	4.58%	0.50%	6.77%
FXCBD	Fox Chase Bancorp, Inc. of PA	$9.77	$142.16	($0.08)	$13.88	NM		70.39%	11.53%	70.39%	NM		$0.00	0.00%	NM	$1,233	10.86%	10.86%	3.01%	-0.09%	-0.87%	-0.09%	-0.87%
JXSBD	Jacksonville Bancorp Inc. of IL	$10.45	$20.11	$0.52	$18.27	13.23	x	57.20%	6.74%	62.02%	20.10	x	$0.30	2.87%	37.97%	$298	8.59%	7.67%	NA	0.51%	5.93%	0.34%	3.90%
ONFCD	Oneida Financial Corp. of NY	$7.65	$54.89	$0.53	$11.69	14.71	x	65.44%	8.80%	93.07%	14.43	x	$0.53	6.93%	NM	$624	8.74%	5.11%	0.09%	0.60%	6.84%	0.61%	6.97%
ORITD	Oritani Financial Corp. of NJ	$9.84	$546.73	$0.26	$11.18	36.44	x	88.01%	22.63%	88.01%	37.85	x	$0.20	2.03%	74.07%	$2,416	15.77%	15.77%	NA	0.62%	3.94%	0.60%	3.79%
PEOP	Peoples Federal Bancshares Inc. of MA	$10.55	$75.35	$0.22	$15.45	37.68	x	68.28%	13.81%	68.28%	NM		$0.00	0.00%	0.00%	$546	0.00%	0.00%	NA	0.37%	NM	0.29%	NM
VPFGD	ViewPoint Financial Group of TX	$9.58	$334.35	$0.35	$10.76	NM		89.03%	12.64%	89.28%	27.37	x	$0.14	1.46%	NM	$2,644	11.05%	10.98%	0.61%	0.17%	1.55%	0.46%	4.18%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:

SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

Board of Directors

July 20, 2010

On June 28, 2010, FedFirst Financial commenced a syndicated community offering to sell shares not subscribed for in the subscription and community offerings. Based on our discussions with Stifel Nicolaus & Company, Incorporated (“Stifel Nicolaus”), indications of interest in the syndicated community offering at the minimum of the offering range slightly exceeded the minimum of the offering range. Accordingly, a total of 1,312,152 shares at $10.00 per share were allocated to the syndicate which provided for a total second-step offering of $19,133,170 and an aggregate pro forma valuation of $33,268,620, which was consistent with the minimum of the valuation range as set forth in the Second Update. At the time of pricing for the Company’s second-step offering (July 19, 2010 following the close of the stock market), not all of the syndicate orders were confirmed. Accordingly, there were not sufficient orders to close the offering within the valuation range as set forth in the Second Update

Summary of Adjustments

In the Second Update, we made the following adjustments to FedFirst Financial’s pro forma value based upon our comparative analysis to the Peer Group:

Key Valuation Parameters:	PreviousValuation Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Moderate Downward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Second Update. Accordingly, those parameters were not discussed further in this update.

In terms of financial condition, a slight upward adjustment remained appropriate based on positive adjustments for the Company’s asset/liability composition, credit quality and capital strength. The minor differences in the

Board of Directors

July 20, 2010

Company’s and the Peer Group’s asset growth measures continued to warrant no adjustment for asset growth. A slight downward adjustment remained appropriate for earnings, as the relative earnings adjustments for the Company’s updated earnings did not change from the First Update.

The general market for thrift stocks was up slightly since the date of the Second Update, consistent with the performance of the broader stock market. The DJIA showed an increase of 1.3% since the date of the Second Update compared to a 2.0% increase in the SNL Index for all publicly-traded thrifts. The updated pricing measures for the Peer Group and all publicly-traded thrifts were also generally up slightly. Five out of the six recently completed second-step conversion offerings are currently trading slightly below their respective IPO prices.

FedFirst Financial’s stock was down 6.9% since the date of the Second Update. FedFirst Financial’s subscription and community offerings had total orders that were well below the minimum of the range and the syndicated community offering terminated without sufficient interest at the minimum of the offering range. Based on our discussions with Stifel Nicolaus, the weak after market performance of the recently completed second-step conversion offerings and concerns of limited after market support for the Company’s stock based on a closing valuation that was consistent with the valuation range set forth in the Second Update were factors that contributed to the shortfall in orders. Accordingly, a more significant downward adjustment has been applied for marketing of the issue.

Overall, taking into account the foregoing factors, we believe that a decrease in the Company’s estimated pro market value as set forth in the Second Update is appropriate.

Overall, taking into account the foregoing factors, RP Financial concluded that as of July 20, 2010, the aggregate pro forma value of FedFirst Financial’s conversion stock equaled $35,210,550 at the midpoint, which is an approximate 10.0% reduction in value from the midpoint value set forth in the Second Update. The midpoint and resulting valuation range is based on the sale of a 57.51% ownership interest to the public, which provides for a $20.250 million public offering. The 57.51% ownership interest was based on the Company’s shares outstanding as of July 20, 2010, which is consistent with the pro forma data in the Company’s supplemental prospectus.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing FedFirst Financial’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds.

Board of Directors

July 20, 2010

In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus supplement for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits 3 and 4).

Consistent with the Original Appraisal and previous updates, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal and previous updates, this updated appraisal incorporates a “technical” analysis of recently completed conversion offerings, including principally the P/B approach which (as discussed in the Original Appraisal and previous updates) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

RP Financial also considered the trading price of FedFirst Financial’s stock, which had a closing price of $4.84 as of July 20, 2010, a decrease of 6.9% from its closing price as of July 16, 2010. The $4.84 closing trading price implied a pro forma market capitalization for FedFirst Financial of approximately $30.6 million, which is below the minimum of the valuation range as set forth in the Second Update.

The Company has adopted Statement of Position (“SOP” 93-6) which causes earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Company’s shareholders. However, we have considered the impact of the Company’s adoption of SOP 93-6 in the determination of pro forma market value.

1. P/E Approach. In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds. The Company’s reported earnings equaled $859,000 for the twelve months ended June 30, 2010. In deriving FedFirst Financial’s core earnings, the adjustments made to reported earnings were to eliminate the net loss on the sale of securities and the net gain on the sale of real estate owned, which equaled $5,000 and $47,000, respectively, for the twelve months ended June 30, 2010. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 40.0% for the earnings adjustments, the Company’s core earnings were determined to equal $834,000 for the twelve months ended June 30, 2010. (Note: see Exhibit 2 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Board of Directors

July 20, 2010

Amount
($000)
Net income(loss)	$859
Add: Loss on sale of securities(1)	3
Deduct: Gain on sale of real estate owned(1)	(28)

Core earnings estimate	$834

(1)	Tax effected at 40.0%.

Based on FedFirst Financial’s reported and estimated core earnings, incorporating the impact of the pro forma assumptions, the Company’s reported and core P/E multiples at the midpoint value of $35.2 million equaled 38.62 times and 39.71 times, respectively. The Company’s reported and core P/E multiples indicate premiums of 135.78% and 166.33% relative to the Peer Group’s average reported and core P/E multiples of 16.38 times and 14.91 times, respectively (versus premiums of 264.52% and 346.76% relative to the Peer Group’s average reported and core P/E multiples at the midpoint valuation in the Second Update). The Company’s updated reported and core P/E multiples indicate premiums of 162.19% and 162.81% relative to the Peer Group’s median reported and core P/E multiples of 14.73 times and 15.11 times, respectively (versus premiums of 308.08% and 349.49% relative to the Peer Group’s median reported and core P/E multiples at the midpoint valuation in the Second Update). The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum are 33.20 times and 49.84 times, respectively, and based on core earnings at the minimum and the super maximum are 34.15 times and 51.21 times, respectively. The Company’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 7, and the pro forma calculations are detailed in Exhibits 3 and 4.

2. P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $35.2 million midpoint value, the Company’s P/B and P/TB ratios equaled 57.05% and 58.34%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 73.92% and 81.49%, respectively, FedFirst Financial’s updated ratios reflected a discount of 22.82% on a P/B basis and a discount of 28.41% on a P/TB basis (versus discounts of 15.09% and 20.94% from the average Peer Group’s P/B and P/TB ratios at the midpoint valuation in the Second Update). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 79.91% and 80.00%, respectively, FedFirst Financial’s updated ratios reflected discounts of 28.61% and 27.08% at the $35.2 million midpoint value (versus discounts of 22.17% and 28.85% from the Peer Group’s median P/B and P/TB ratios at the midpoint valuation in the Second Update). At the top of the super range, the Company’s P/B and P/TB ratios equaled 68.68% and 70.13%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 7.09% and 13.94%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 14.05% and 12.34%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the Company’s pro forma P/E multiples were at significant premiums to the Peer Group’s P/E multiples.

Boards of Directors

July 20, 2010

Table 7

Public Market Pricing

Fedfirst Financial Corporation and the Comparables

As of July 20, 2010

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)
FedFirst Financial Corporation
Superrange		$10.00	$46.57	$0.20	$14.56	49.84	x	68.68%	12.26%	70.13%	51.21	x	$0.00	0.00%	0.00%
Maximum		$10.00	$40.49	$0.22	$15.94	43.91	x	62.74%	10.75%	64.10%	45.13	x	$0.00	0.00%	0.00%
Midpoint		$10.00	$35.21	$0.25	$17.53	38.62	x	57.05%	9.42%	58.34%	39.71	x	$0.00	0.00%	0.00%
Minimum		$10.00	$29.93	$0.29	$19.69	33.20	x	50.79%	8.07%	52.03%	34.15	x	$0.00	0.00%	0.00%

All Non-MHC Public Companies (7)
Averages		$10.09	$332.04	($0.11)	$13.90	18.55	x	71.73%	8.37%	79.88%	17.16	x	$0.24	2.01%	34.60%
Medians		$9.77	$56.51	$0.27	$13.49	16.66	x	69.74%	6.86%	76.04%	14.94	x	$0.20	1.74%	0.00%

All Non-MHC State of PA(7)
Averages		$11.72	$211.84	$0.60	$15.30	20.38	x	79.12%	9.18%	85.97%	17.81	x	$0.37	2.88%	45.41%
Medians		$11.28	$99.33	$0.49	$13.94	13.87	x	83.57%	8.13%	85.59%	15.40	x	$0.30	2.75%	7.09%

Comparable Group Averages
Averages		$11.01	$31.25	$0.54	$15.05	16.38	x	73.92%	7.62%	81.49%	14.91	x	$0.46	3.71%	44.63%
Medians		$11.19	$23.40	$0.51	$14.13	14.73	x	79.91%	6.11%	80.00%	15.11	x	$0.50	4.80%	49.08%

Comparable Group
CZWI	Citizens Community Bancorp Inc. of WI	$3.76	$19.22	$0.41	$10.88	NM		34.56%	3.33%	39.21%	9.17	x	$0.00	0.00%	NM
ESBK	Elmira Savings Bank, FSB of NY	$16.50	$31.70	$1.20	$19.09	10.12	x	86.43%	6.48%	134.15%	13.75	x	$0.80	4.85%	49.08%
FCAP	First Capital, Inc. of IN	$15.00	$41.82	$0.28	$16.85	NM		89.02%	9.04%	100.87%	NM		$0.72	4.80%	NM
LSBI	LSB Financial Corp. of Lafayette IN	$10.00	$15.54	$0.11	$22.02	22.73	x	45.41%	4.18%	45.41%	NM		$0.50	5.00%	NM
NFSB	Newport Bancorp, Inc. of RI	$11.85	$44.08	$0.29	$13.61	NM		87.07%	9.65%	87.07%	NM		$0.00	0.00%	0.00%
RIVR	River Valley Bancorp of IN	$14.00	$21.06	$0.85	$17.52	12.07	x	79.91%	5.33%	80.00%	16.47	x	$0.84	6.00%	72.41%
ROME	Rome Bancorp, Inc. of Rome NY	$9.04	$61.35	$0.51	$9.00	17.38	x	100.44%	18.72%	100.44%	17.73	x	$0.36	3.98%	69.23%
WVFC	WVS Financial Corp. of PA	$11.19	$23.06	$0.52	$14.13	25.43	x	79.19%	6.11%	79.19%	21.52	x	$0.64	5.72%	NM
WAYN	Wayne Savings Bancshares of OH	$7.79	$23.40	$0.72	$12.32	10.53	x	63.23%	5.76%	67.04%	10.82	x	$0.24	3.08%	32.43%

		Financial Characteristics(6)									2nd Step
		Total	Equity/	Tang Eq/	NPAs/	Reported		Core		Exchange	Offering
		Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Ratio	Amount
		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		($Mil)
FedFirst Financial Corporation
Superrange		$380	17.84%	17.47%	0.65%	0.25%	1.38%	0.24%	1.34%	0.7364	$26.78
Maximum		$377	17.14%	16.77%	0.65%	0.24%	1.43%	0.24%	1.39%	0.6403	$23.29
Midpoint		$374	16.51%	16.14%	0.66%	0.24%	1.48%	0.24%	1.44%	0.5568	$20.25
Minimum		$371	15.88%	15.50%	0.66%	0.24%	1.53%	0.24%	1.49%	0.4733	$17.21

All Non-MHC Public Companies (7)
Averages		$2,908	10.73%	9.95%	3.25%	-0.15%	-0.18%	-0.18%	-0.43%
Medians		$946	9.65%	8.85%	2.36%	0.18%	2.18%	0.19%	2.44%

All Non-MHC State of PA(7)
Averages		$1,814	10.80%	10.18%	2.22%	0.20%	2.44%	0.28%	3.48%
Medians		$1,146	9.37%	8.63%	2.62%	0.34%	3.02%	0.46%	4.34%

Comparable Group Averages
Averages		$429	10.53%	9.97%	1.97%	0.32%	2.97%	0.39%	3.58%
Medians		$406	9.65%	8.84%	0.43%	0.23%	2.96%	0.33%	3.69%

Comparable Group
CZWI	Citizens Community Bancorp Inc. of WI	$577	9.65%	8.60%	NA	-0.64%	-6.21%	0.38%	3.69%
ESBK	Elmira Savings Bank, FSB of NY	$489	11.28%	8.84%	NA	0.63%	5.82%	0.46%	4.29%
FCAP	First Capital, Inc. of IN	$463	10.18%	9.09%	NA	0.21%	2.08%	0.17%	1.67%
LSBI	LSB Financial Corp. of Lafayette IN	$372	9.21%	9.21%	5.09%	0.18%	2.00%	0.05%	0.50%
NFSB	Newport Bancorp, Inc. of RI	$457	11.09%	11.09%	0.39%	0.18%	1.58%	0.24%	2.08%
RIVR	River Valley Bancorp of IN	$395	7.93%	7.92%	NA	0.45%	6.38%	0.33%	4.68%
ROME	Rome Bancorp, Inc. of Rome NY	$328	18.64%	18.64%	NA	1.06%	5.87%	1.04%	5.76%
WVFC	WVS Financial Corp. of PA	$377	7.72%	7.72%	0.43%	0.23%	2.96%	0.27%	3.50%
WAYN	Wayne Savings Bancshares of OH	$406	9.12%	8.64%	NA	0.55%	6.19%	0.54%	6.03%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:

SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors

July 20, 2010

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal and previous updates, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal and previous updates, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, the six recently completed second-step offerings reflected an average forma price/tangible book ratio at closing of 79.1% (see Table 5). In comparison, the Company’s pro forma price/tangible book ratio at the midpoint value reflects a discount of 26.25%. The current average P/TB ratio of the six recent second-step conversions, based on closing stock prices as of July 20, 2010, equaled 77.3%. In comparison to current P/TB ratio of the six recent second-step conversions, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 24.53%.

It should be noted that implied discounts reflected in the Company’s pro forma P/TB ratios take into consideration the relatively small size of its offering, particularly in comparison to Oritani Financial’s’ second-step offering that raised gross proceeds of $413.6 million, the Company’s significantly higher P/E multiples and the relatively less attractive investment characteristics of a small banking franchise based in Monessen, Pennsylvania.

3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings — which have received greater weight in our valuation analysis. At the $35.2 million midpoint value, FedFirst Financial’s pro forma P/A ratio equaled 9.42%. In comparison to the Peer Group’s average P/A ratio of 7.62%, FedFirst Financial’s P/A ratio indicated a premium of 23.62% (versus a premium of 40.16% at the midpoint valuation in the Second Update). In comparison to the Peer Group’s median P/A ratio of 6.11%, FedFirst Financial’s P/A ratio at the $35.2 million midpoint value indicated a premium of 54.17% (versus a premium of 73.65% at the midpoint valuation in the Second Update).

Board of Directors

July 20, 2010

Valuation Conclusion

Our analysis indicates that the Company’s estimated pro forma market should be decreased from the midpoint value as set forth in the Second Update. Accordingly, based on the foregoing, it is our opinion that, as of July 20, 2010, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company—was $35,210,550 at the midpoint, equal to 3,521,055 shares at a per share value of $10.00. The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows: $29,928,970 or 2,992,897 shares at the minimum; $40,492,130, or 4,049,213 shares at the maximum; and $46,565,950 or 4,656,595 shares, at the supermaximum (also known as “maximum, as adjusted”).

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $20,250,000, equal to 2,025,000 shares at $10.00 per share. The resulting offering range and offering shares, all based on $10.00 per share, are as follows: $17,212,500, or 1,721,250 shares, at the minimum; $23,287,500 or 2,328,750 shares at the maximum; and $26,780,630 or 2,678,063 shares, at the supermaximum. The pro forma valuation calculations relative to the Peer Group are shown in Table 7 and are detailed in Exhibit 3 and Exhibit 4.

Establishment of the Exchange Ratio

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Board of Directors of FedFirst Financial has independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders. The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription, community and syndicated community offerings and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 0.5568 shares of the Company for every one public share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 0.4733 at the minimum, 0.6403 at the maximum and 0.7364 at the supermaximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

Board of Directors

July 20, 2010

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

RP Financial , L.C.

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of July 20, 2010

2	Peer Group Core Earnings Analysis

3	Pro Forma Analysis Sheet

4	Pro Forma Effect of Conversion Proceeds

5	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of July 20, 2010

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit 1

Weekly Thrift Market Line - Part One

Prices As Of July 20, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
				52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
Financial Institution	Price/ Share (1)	Shares Outstanding	Market Capitalization (9)	High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt Yr End (2)	12 Mo. EPS (3)	Core EPS (3)	Value/ Share	Value/ Share (4)	Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. All Public Companies (no MHC)

All Public Companies (111)	10.09	28,729	332.0	13.08	8.01	9.96	0.65	0.63	4.80	-0.06	-0.11	13.90	12.79	146.14
NYSE Traded Companies (6)	9.88	149,242	1,855.1	13.97	6.99	9.68	1.04	2.46	1.58	-0.76	0.98	10.25	7.04	115.00
AMEX Traded Companies (1)	27.00	2,102	56.8	35.75	26.01	27.67	-2.42	-19.40	-14.85	3.40	3.55	34.99	33.23	363.29
NASDAQ Listed OTC Companies (104)	9.93	21,833	244.3	12.81	7.90	9.81	0.65	0.72	5.19	-0.05	-0.10	13.90	12.93	145.84
California Companies (4)	7.34	6,422	53.1	12.06	3.54	7.22	1.33	20.28	28.48	0.76	0.38	13.58	13.58	200.85
Florida Companies (2)	1.70	27,339	42.5	5.84	1.45	1.75	-3.09	-51.80	-2.53	-2.37	-2.44	3.85	3.69	98.62
Mid-Atlantic Companies (35)	11.05	47,153	613.2	13.24	8.46	10.94	0.12	10.74	9.79	0.21	0.31	13.44	12.08	147.71
Mid-West Companies (31)	8.61	12,973	65.1	12.41	6.63	8.51	0.80	-3.52	7.65	-0.32	-0.61	14.36	13.52	166.23
New England Companies (17)	13.14	41,194	532.9	15.23	11.08	12.88	1.82	1.03	2.61	0.41	0.44	15.43	13.36	135.17
North-West Companies (4)	6.65	37,312	513.2	10.03	5.36	6.32	1.94	-21.09	-19.15	-0.79	-0.67	11.21	9.82	93.15
South-East Companies (12)	10.27	5,936	55.6	13.63	9.39	10.28	-0.05	-8.67	-5.69	-0.45	-0.51	15.57	14.85	144.27
South-West Companies (2)	10.41	23,402	234.0	12.54	9.36	10.32	0.83	5.84	2.70	0.11	0.13	13.68	13.67	83.90
Western Companies (Excl CA) (4)	10.22	15,591	121.6	14.69	8.20	10.14	1.08	-7.06	-17.65	-0.15	-0.14	11.82	11.82	83.76
Thrift Strategy (105)	10.01	25,649	293.6	12.89	7.99	9.90	0.65	1.04	3.75	-0.02	-0.07	13.92	12.82	144.97
Mortgage Banker Strategy (3)	3.37	30,314	67.2	8.59	1.79	3.32	-1.09	-26.76	53.03	-1.70	-2.32	6.66	6.51	109.84
Real Estate Strategy (1)	2.01	25,402	51.1	4.39	1.58	2.02	-0.50	-6.51	3.61	-0.15	-0.34	3.36	3.36	35.00
Diversified Strategy (2)	24.81	187,399	2,714.7	31.71	18.72	24.17	2.85	10.51	11.47	-0.20	-0.07	25.38	22.03	297.95
Companies Issuing Dividends (69)	12.14	38,121	493.7	14.98	9.68	11.96	1.32	4.07	5.76	0.50	0.48	15.11	13.69	160.19
Companies Without Dividends (42)	6.60	12,763	57.2	9.87	5.18	6.58	-0.50	-5.22	3.18	-1.00	-1.12	11.83	11.26	122.24
Equity/Assets <6% (14)	3.21	22,351	61.6	7.64	2.48	3.27	-2.02	-38.78	-20.16	-2.34	-2.19	7.61	7.45	150.00
Equity/Assets 6-12% (59)	11.12	19,797	218.3	14.34	8.47	10.98	1.01	8.07	12.48	0.34	0.18	15.59	14.54	187.44
Equity/Assets >12% (38)	10.68	44,376	591.0	12.88	9.06	10.53	0.94	1.71	0.97	0.06	0.10	13.29	11.80	81.88
Converted Last 3 Mths (no MHC) (7)	9.64	17,918	173.4	12.27	8.02	9.62	0.29	3.56	4.32	0.34	0.36	13.86	13.16	94.73
Actively Traded Companies (5)	19.08	33,198	553.0	22.46	14.12	18.52	3.34	27.77	5.71	1.55	1.31	21.34	19.86	276.92
Market Value Below $20 Million (22)	5.85	3,958	13.3	9.07	4.23	5.85	-0.76	-13.91	0.34	-1.25	-1.19	12.60	12.41	172.28
Holding Company Structure (l05)	9.85	30,071	347.4	12.90	7.89	9.74	0.78	-0.37	4.56	-0.11	-0.16	13.87	12.77	143.98
Assets Over $1 Billion (52)	10.24	56,585	671.4	13.81	8.13	10.00	1.73	0.49	2.83	-0.09	-0.20	12.98	11.41	133.40
Assets $500 Million-$1 Billion (32)	10.02	6,354	51.0	12.66	7.91	10.08	-0.52	-2.30	2.73	-0.01	0.05	14.47	13.62	166.15
Assets $250-$500 Million (21)	10.78	3,163	30.9	13.11	8.74	10.66	0.71	9.59	7.90	0.36	0.23	15.62	14.93	150.51
Assets less than $250 Million (6)	6.70	1,676	9.9	9.11	5.06	6.65	-2.56	-14.43	21.06	-1.51	-1.44	12.51	12.44	133.51
Goodwill Companies (63)	10.59	41,476	520.4	13.80	8.38	10.42	1.13	1.82	5.56	0.10	0.06	14.26	12.30	157.73
Non-Goodwill Companies (46)	9.37	12,465	88.7	12.20	7.43	9.31	0.05	-1.32	3.61	-0.27	-0.36	13.30	13.30	133.30
Acquirors of FSLIC Cases (2)	8.98	57,013	965.1	13.13	6.80	8.38	-3.66	-22.49	-29.00	-1.14	-0.56	9.79	8.65	104.44

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright	(c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part One

Prices As Of July 20, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
				52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
Financial Institution	Price/ Share (1)	Shares Outstanding	Market Capitalization (9)	High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)	12 Mo. EPS (3)	Core EPS (3)	Value/ Share	Value/ Share (4)	Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. MHC Institutions

All Public Companies (32)	8.21	32,962	116.3	10.67	6.79	8.10	1.55	-2.69	4.23	0.14	0.16	7.74	7.31	67.64
NASDAQ Listed OTC Companies (32)	8.21	32,962	116.3	10.67	6.79	8.10	1.55	-2.69	4.23	0.14	0.16	7.74	7.31	67.64
Mid-Atlantic Companies (17)	8.29	26,369	101.6	11.12	7.31	8.23	0.55	-15.28	-10.61	0.17	0.18	7.87	7.56	71.35
Mid-West Companies (7)	7.88	61,453	190.2	10.09	6.11	7.72	3.46	14.93	29.63	0.11	0.02	7.38	6.72	51.87
New England Companies (5)	8.43	14,947	60.5	9.86	5.86	8.22	2.40	18.08	21.76	0.07	0.32	7.78	7.26	77.36
Thrift Strategy (32)	8.21	32,962	116.3	10.67	6.79	8.10	1.55	-2.69	4. 23	0.14	0.16	7.74	7.31	67.64
Companies Issuing Dividends (23)	8.52	30,918	96.6	11.33	7.39	8.46	0.66	-9.95	-6.02	0.18	0.20	7.72	7.43	64.61
Companies Without Dividends (9)	7.42	38,216	167.0	8.98	5.27	7.20	3.84	15.98	30.59	0.02	0.08	7.77	6.99	75.41
Equity/Assets 6-12% (19)	8.13	17,926	75.3	10.05	6.27	7.98	2.50	4.89	15.36	0.18	0.22	8.10	7.68	86.02
Equity/Assets >12% (13)	8.32	52,098	168.5	11.45	7.46	8.26	0.33	-12.33	-9.94	0.08	0.10	7.27	6.83	44.24
Market Value Below $20 Million (2)	4.63	4,134	6.9	6.98	4.01	4.63	-0.15	-23.90	-5.80	0.08	0.02	8.31	7.54	125.44
Holding Company Structure (29)	8.30	34,244	122.0	10.58	6.78	8.19	1.51	0.18	6.61	0.13	0.16	7.89	7.42	69.57
Assets Over $1 Billion (11)	10.19	78,214	287.9	12.14	8.20	9.91	3.75	4.12	16.88	0.19	0.15	7.18	6.77	55.57
Assets $500 Million-$1 Billion (10)	5.45	9,970	20.2	9.74	4.81	5.41	0.33	-28.24	-22.06	-0.13	-0.11	7.44	7.36	69.15
Assets $250-$500 Million (10)	8.08	5,828	18.8	9.33	6.60	8.05	0.55	11.23	12.33	0.28	0.38	8.53	8.01	82.83
Assets less than $250 Million (1)	8.27	7,851	25.8	15.00	7.80	8.44	-2.01	-35.99	-24.82	0.00	0.00	7.38	5.50	30.36
Goodwill Companies (19)	8.85	53,288	198.8	11.13	7.05	8.69	1.88	3.96	7.71	0.15	0.21	7.85	7.03	66.78
Non-Goodwill Companies (13)	7.52	10,942	26.9	10.17	6.51	7.47	1.19	-9.90	0.46	0.12	0.11	7.61	7.61	68.57
MHC Institutions (32)	8.21	32,962	116.3	10.67	6.79	8.10	1.55	-2.69	4.23	0.14	0.16	7.74	7.31	67.64

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part One

Prices As Of July 20, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
					52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
Financial Institution		Price/ Share (1)	Shares Outstanding	Market Capitalization (9)	High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)	12 Mo. EPS (3)	Core EPS (3)	Value/ Share	Value/ Share (4)	Assets/ Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	14.16	97,896	1,386.2	17.55	8.10	13.56	4.42	62.39	13.92	0 .32	0.31	12.43	10.54	204.92
BBX	BankAtlantic Bancorp Inc of FL*	1.52	49,220	74.8	6.68	1.14	1.62	-6.17	-52.94	16.92	-3.33	-3.43	2.42	2.11	96.47
FBC	Flagstar Bancorp, Inc. of MI*	3.16	147,008	464.5	13.80	2.37	3.07	2.93	-62.38	-47.33	-3.59	-5.18	5.70	5.70	97.50
NYB	New York Community Bcrp of NY*	16.66	435,441	7,254.4	18.20	10.08	16.61	0.30	50 .77	14.82	1.00	1.37	12.43	6.60	97.44
NAL	NewAlliance Bancshares of CT*	11.42	105,965	1,210.1	13.48	10.50	11.17	2.24	-2.14	-4.91	0.48	0.47	13.61	8.32	80.22
PFS	Provident Fin. Serv. Inc of NJ*	12.36	59,919	740.6	14.10	9.75	12.06	2.49	19.08	16.06	0 .55	0.47	14.92	8.99	113.43

AMEX Traded Companies
TSH	Teche Hiding Cp of N Iberia LA*	27.00	2,102	56.8	35.75	26.01	27.67	-2.42	-19.40	-14.85	3.40	3.55	34.99	33.23	363.29

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	9.04	20,862	188.6	10.20	6.28	8.81	2.61	1.92	31.20	-0.37	-0.36	10.28	10.28	60.73
ALLB	Alliance Bank MHC of PA (40.7)	8.30	6,700	22.6	8.89	8.00	8.30	0.00	-2.35	-1.19	0.17	-0.19	7.24	7.24	70.42
ABCW	Anchor Bancorp Wisconsin of WI (8)*	0.53	21,686	11.5	1.65	0.37	0 .47	12.77	-54.70	-15.87	-6.27	-7.68	0.15	-0.20	205.60
AFCB	Athens Bancshares, Inc. of TN*	11.09	2,777	30.8	11.85	10.50	10.80	2.69	10.90	10.90	0.54	0.54	17.42	17.42	96.68
ACFC	Atl Cst Fed Cp of GA MHC (34.9) (8)	2.63	13,416	12.3	4.25	1.18	2.65	-0.75	29.56	74.17	-2.16	-1.86	4.20	4.19	68.13
BCSB	BCSB Bancorp, Inc. of MD*	9.60	3,121	30.0	10.50	7.95	9.60	0.00	15.66	7.26	-0.93	-0.81	15.71	15.68	192.49
BKMU	Bank Mutual Corp of WI*	6.01	45,475	273.3	10.15	5.20	5.85	2.74	-34.67	-13.28	0.19	-0.01	8.76	7.57	75.75
BFIN	BankFinancial Corp. of IL*	8.96	21,416	191.9	11.04	8.12	8.67	3.34	-11.02	-9.49	-0.01	0.04	12.31	11.08	72.78
BFED	Beacon Federal Bancorp of NY*	9.00	6,533	58.8	9.89	8.14	9.22	-2.39	3.12	-4.26	0.67	0.84	15.91	15.91	164.29
BNCL	Beneficial Mut MHC of PA (44.1)	10.02	81,854	361.3	11.05	8.60	9.78	2.45	3.94	1.83	0.24	0.21	7.90	6.31	57.54
BHLB	Berkshire Hills Bancorp of MA*	18.95	14,027	265.8	24.88	16.20	18.24	3.89	-13.67	-8.37	-1.21	-1.06	27.47	14.97	192.88
BOFI	Bofi Holding, Inc. Of CA*	13.98	8,294	116.0	19.27	5.51	13.56	3.10	123.68	39.80	2.33	1.57	11.89	11.89	168.93
BYFC	Broadway Financial Corp. of CA*	2.40	1,743	4.2	7.70	1.78	2.40	0.00	-61.60	-59.87	0.44	0.68	12.84	12.84	298.32
BRKL	Brookline Bancorp, Inc. of MA*	9.24	59,038	545.5	12.50	8.63	9.16	0.87	-13.64	-6.76	0.39	0.38	8.30	7.52	44.70
BFSB	Brooklyn Fed MHC of NY (28.2)	3.96	12,889	14.4	14.19	3.83	4.05	-2.22	-65.60	-60.56	-0.22	-0.05	6.21	6.21	40.98
CITZ	CFS Bancorp, Inc of Munster IN*	4.55	10,820	49.2	6.25	2.93	4.56	-0.22	10.17	40.87	-0.12	-0.06	10.28	10.28	100.94
CMSB	CMS Bancorp Inc of W Plains NY*	9.74	1,863	18.1	10.12	6 .76	9.74	0.00	32.52	43.02	-0.21	-0.38	11.24	11.24	121.91
CBNJ	Cape Bancorp, Inc. of NJ*	7.10	13,314	94.5	8.95	5.35	7.43	-4.44	-17.35	5.65	-1.29	-1.02	9.71	7.97	80.59
CFFN	Capitol Fd Fn MHC of KS (29.5) (8)	33.29	73,983	725.4	38.49	28.19	32.46	2.56	-11.44	5.82	0.92	0.94	12.79	12.79	114.69
CARV	Carver Bancorp, Inc. of NY*	6.75	2,475	16.7	9.66	4.77	6.75	0.00	12.50	-25.41	0.48	0.62	18.60	18.49	327.98
CEBK	Central Bncrp of Somerville MA*	10.40	1,667	17.3	11.51	5.60	10.30	0.97	48.57	25.30	0.83	0.99	21.31	19.97	325.40
CFBK	Central Federal Corp. of OH*	1.50	4,099	6.1	3.00	0.83	1.45	3.45	-33.33	0.00	-2.48	-2.56	3.83	3.79	70.41
CHEV	Cheviot Fin Cp MHC of OH (38.5)	7.57	8,869	25.8	9.55	7.00	7.60	-0.39	4.56	2.44	0.15	0.14	7.79	7.79	39.41
CBNK	Chicopee Bancorp, Inc. of MA*	10.85	6,379	69.2	13.95	10.79	10.79	0.56	-18.97	-13.06	-0.28	-0.12	14.83	14.83	85.56
CZWI	Citizens Comm Bncorp Inc of WI*	3.76	5,113	19.2	6.38	3.01	3.84	-2.08	-33.45	10.59	-0.69	0.41	10.88	9.59	112.80
CSBC	Citizens South Bnkg Corp of NC*	5.16	9,126	47.1	7.24	4.40	5.64	-8.51	0.78	12.66	-2.32	-1.00	7.41	7.17	124.11
CSBK	Clifton Svg Bp MHC of NJ (36.4)	8.90	26,398	85.5	11.30	8.30	8.60	3.49	-19.16	-5.02	0.20	0.21	6.64	6.64	40.16
COBKD	Colonial Financial Serv. of NJ*	9.65	4,173	40.3	10.85	5.86	9.84	-1.93	25.32	25.00	0.48	0.71	15.78	15.78	140.68
CFFC	Community Fin. Corp. of VA*	4.25	4,362	18.5	5.29	3.32	4.25	0.00	3.66	-2.07	0.49	0.35	8.34	8.34	124.01
DNBK	Danvers Bancorp, Inc. of MA*	15.40	21,672	333.7	17.09	12.32	14.75	4.41	15.53	18.55	0.38	0.38	13.39	11.80	113.27
DCOM	Dime Community Bancshars of NY*	13.13	34,385	451.5	14.12	9.82	12.40	5.89	27.97	11.94	0.95	1.02	8.97	7.36	119.64
ESBF	ESB Financial Corp. of PA*	13.59	12,044	163.7	15.00	10.62	13.14	3.42	-5.03	2.80	0.98	1.05	13.99	10.43	162.28
ESSA	ESSA Bancorp, Inc. of PA*	12.43	13,765	171.1	13.87	11.32	12.01	3.50	-8.94	6.24	0.41	0.38	13.01	13.01	76.91
EBMT	Eagle Bancorp Montanta of MT*	9.85	4,083	40.2	11.58	7.11	9.80	0.51	33.65	14.67	0.79	0.79	12.29	12.29	79.90
ESBK	Elmira Svgs Bank, FSB of NY*	16.50	1,921	31.7	17.20	13.06	15.59	5.84	3.13	-1.49	1.63	1.20	19.09	12.30	254.54
FFDF	FFD Financial Corp of Dover OH*	14.25	1,011	14.4	15.50	11.83	13.56	5.09	9.53	4.93	0.91	0.70	17.89	17.89	196.95
FFCO	FedFirst Fin MHC of PA (42.5) (8)	4.84	6,326	13.0	6.95	3.05	5.20	-6.92	53.65	42.35	0.10	0.11	6.82	6.59	55.23
FSBI	Fidelity Bancorp, Inc. of PA*	6.00	3,047	18.3	10.50	4.00	6.25	-4.00	-2.12	19.76	-0.98	-0.10	13.63	12.75	232.36
FABK	First Advantage Bancorp of TN*	10.60	4,360	46.2	10.98	9.50	10.60	0.00	11.58	-0.09	0.12	0.10	15.78	15.78	79.07
FBSI	First Bancshares, Inc. of MO*	8.85	1,551	13.7	12.48	6.80	9.00	-1.67	-16.75	6.88	-0.58	-0.65	15.46	15.37	137.84
FCAP	First Capital, Inc. of IN*	15.00	2,788	41.8	18.27	13.17	14.23	5.41	-17.81	-1.25	0.35	0.28	16.85	14.87	165.97
FCLF	First Clover Leaf Fin Cp of IL*	5.85	7,952	46.5	8.00	5.25	6.00	-2.50	-26.78	-20.41	-1.12	-1.09	9.72	8.12	74.34
FCFL	First Community Bk Corp of FL*	1.88	5,457	10.3	4.99	1.75	1.88	0.00	-50.66	-21.99	-1.40	-1.44	5.27	5.27	100.77
FDEF	First Defiance Fin. Corp of OH*	9.72	8,118	78.9	18.93	8.53	9.32	4.29	-23.34	-13.91	0.40	0.20	24.55	16.79	253.61
FFNM	First Fed of N. Michigan of MI*	2.26	2,884	6.5	2.50	1.02	2.33	-3.00	10.24	85.25	-2.31	-2.30	8.07	7.78	79.59
FFBH	First Fed. Bancshares of AR*	2.02	4,847	9.8	4.69	1.81	2.00	1.00	-49.50	-11.79	-9.07	-9.11	5.73	5.73	143.79
FFNW	First Fin NW, Inc of Renton WA*	4.09	18,805	76.9	8.44	3.63	4.08	0.25	-51.25	-37.56	-3.17	-3.21	11.17	11.17	70.26
FFCH	First Fin. Holdings Inc. of SC*	11.27	16,527	186.3	18.64	9.78	11.00	2.45	7.44	-13.31	0.32	-1.19	16.34	14.02	204.57
FFHS	First Franklin Corp. of OH*	10.20	1,681	17.1	16.49	4.50	10.25	-0.49	108.16	27.66	-1.12	-1.88	13.25	13.25	171.32
FPTB	First PacTrust Bancorp of CA*	7.75	4,244	32.9	10.76	4.44	7.89	-1.77	19.60	44.86	0.34	0.46	18.70	18.70	212.96

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part One

Prices As Of July 20, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)	Assets/ Share
		Price/ Share (1)	Shares Outstanding	Market Capitalization (9)	52 Week (1)			% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share
Financial Institution					High	Low	Last Week	Last Week	52 Wks Ago (2)	Most Rcnt Yr End (2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
FPFC	First Place Fin. Corp. of OH*	2.65	16,973	45.0	5.71	2.30	2.51	5.58	-18.71	-4.33	-2.09	-2.71	11.50	10.95	189.04
FSFG	First Savings Fin. Grp. of IN*	13.00	2,415	31.4	13.75	10.01	13.00	0.00	30.00	24.40	0.82	0.87	22.39	18.88	204.65
FFIC	Flushing Fin. Corp. of NY*	13.13	31,238	410.2	15.00	8.94	12.58	4.37	38.94	16.61	0.76	0.90	11.84	11.27	134.28
FXCBD	Fox Chase Bancorp, Inc. of PA*	9.77	14,551	142.2	11.22	8.00	9.57	2.09	4.94	9.78	-0.08	-0.08	13.88	13.88	84.75
GSLA	GS Financial Corp. of LA*	10.40	1,258	13.1	17.10	9.36	10.00	4.00	-36.35	-30.62	0.36	-0.01	22.30	22.30	220.42
GCBC	Green Co Bcrp MHC of NY (44.1)	17.25	4,119	31.3	18.50	13.50	17.24	0.06	21.05	12.16	1.14	1.15	10.56	10.56	116.28
HFFC	HF Financial Corp. of SD*	9.92	6,939	68.8	13.00	8.05	9.94	-0.20	-15.65	2.06	0.80	0.70	13.51	12.79	177.90
HMNF	HMN Financial, Inc. of MN*	4.38	4,316	18.9	6.85	3.20	4.50	-2.67	-18.44	4.29	-2.73	-3.07	17.10	17.10	238.29
HBNK	Hampden Bancorp, Inc. of MA*	9.86	7,151	70.5	11.07	9.01	9.80	0.61	-3.33	-7.42	-0.12	-0.12	13.13	13.13	80.81
HARL	Harleysville Svgs Fin Cp of PA*	14.90	3,661	54.5	16.20	12.02	15.23	-2.17	7.58	7.50	1.23	1.30	14.12	14.12	230.29
HBOS	Heritage Fn Gp MHC of GA(24.3) (8)	11.25	10,399	28.5	13.39	6.51	11.62	-3.18	26.98	55.17	-0.12	-0.17	5.93	5.78	55.23
HIFS	Hingham Inst. for Sav. of MA*	37.50	2,124	79.7	38.05	28.31	36.96	1.46	29.27	22.19	4.14	4.12	31.56	31.56	454.98
HBCP	Home Bancorp Inc. Lafayette LA*	12.78	8,683	111.0	14.49	11.91	12.81	-0.23	3.48	4.84	0.54	0.65	15.29	15.29	60.42
HOME	Home Federal Bancorp Inc of ID*	12.66	16,688	211.3	16.12	10.50	12.46	1.61	10.18	-4.88	0.39	-0.57	12.41	12.41	51.06
HFBC	HopFed Bancorp, Inc. of KY*	9.28	3,599	33.4	15.03	9.00	9.01	3.00	-10.77	-0.64	0.43	0.03	17.80	17.50	292.26
HCBK	Hudson City Bancorp, Inc of NJ*	12.70	526,620	6,688.1	14.75	12.00	12.44	2.09	-13.07	-7.50	1.04	1.00	10.25	9.95	116.27
IFSB	Independence FSB of DC*	0.80	1,552	1.2	4.61	0.80	0.95	-15.79	-70.80	-46.67	-3.19	-2.44	3.42	3.42	86.13
ISBC	Investors Bcrp MHC of NJ(43.6)	12.75	114,894	638.1	14.50	8.65	12.60	1.19	31.71	16.54	0.31	0.28	7.40	7.17	72.74
JXSBD	Jacksonville Bancorp Inc of IL*	10.45	1,924	20.1	15.97	8.04	10.50	-0.48	-0.29	11.29	0.79	0.52	18.27	16.85	155.11
JFBI	Jefferson Bancshares Inc of TN*	3.85	6,684	25.7	7.28	3.42	3.85	0.00	-37.50	-18.78	0.16	0.04	11.98	8.33	99.22
KFED	K-Fed Bancorp MHC of CA (33.3) (8)	8.92	13,291	39.5	10.39	7.30	8.85	0.79	-1.00	1.48	0.19	0.21	7.00	6.69	67.20
KFFB	KY Fst Fed Bp MHC of KY (39.8)	8.27	7,851	25.8	15.00	7.80	8.44	-2.01	-35.99	-24.82	0.00	0.00	7.38	5.50	30.36
KRNY	Kearny Fin Cp MHC of NJ (26.0)	9.02	68,839	161.7	11.74	8.41	8.77	2.85	-21.77	-10.43	0.09	0.10	7.00	5.81	32.71
LSBX	LSB Corp of No. Andover MA(8)*	20.64	4,507	93.0	20.70	9.40	20.60	0.19	99.61	112.56	1.01	0.72	13.77	13.77	178.96
LSBI	LSB Fin. Corp. of Lafayette IN*	10.00	1,554	15.5	13.00	8.27	10.55	-5.21	-13.04	2.04	0.44	0.11	22.02	22.02	239.19
LPSB	LaPorte Bancrp MHC of IN (45.0)	6.96	4,589	14.4	8.04	4.14	6.50	7.08	63.38	58.18	0.59	0.36	10.85	8.83	91.42
LSBK	Lake Shore Bnp MHC of NY (40.2)	7.90	6,085	19.3	8.50	7.05	8.21	-3.78	12.70	0.51	0.41	0.42	9.14	9.14	71.00
LEGC	Legacy Bancorp, Inc. of MA*	8.63	8,720	75.3	13.46	8.00	8.71	-0.92	-33.46	-12.47	-0.95	-0.30	13.80	12.46	108.51
LABC	Louisiana Bancorp, Inc. of LA*	14.57	4,572	66.6	16.59	13.27	14.50	0.48	9.55	0.48	0.52	0.49	15.71	15.71	71.42
MSBF	MSB Fin Corp MHC of NJ (40.9)	7.20	5,226	15.4	9.45	6.37	7.06	1.98	-17.71	-9.32	0.08	0.10	7.67	7.67	69.34
MGYR	Magyar Bancorp MHC of NJ (44.7)	3.25	5,783	8.4	5.95	2.91	3.26	-0.31	-30.56	-18.75	-0.40	-0.55	6.96	6.96	95.25
MLVF	Malvern Fed Bncp MHC PA (44.6)	8.38	6,103	22.8	10.10	8.35	8.40	-0.24	-16.62	-12.62	-0.18	-0.18	11.16	11.16	114.09
MFLR	Mayflower Bancorp, Inc. of MA*	8.17	2,079	17.0	8.93	5.68	7.95	2.77	12.69	21.94	0.56	0.31	9.85	9.85	122.91
EBSB	Meridian Fn Serv MHC MA (41.8)	10.45	22,615	98.8	12.30	8.20	10.33	1.16	20.25	20.11	0.34	0.32	9.08	8.54	76.02
CASH	Meta Financial Group of IA*	29.86	3,073	91.8	34.09	17.10	30.35	-1.61	38.88	42.87	0.99	0.56	19.89	19.00	319.53
MFSF	MutualFirst Fin. Inc. of IN*	6.50	6,985	45.4	9.71	5.51	6.54	-0.61	-13.22	8.70	0.13	0.19	14.12	13.33	212.90
NASB	NASB Fin, Inc. of Grandview MO*	14.61	7,868	115.0	32.29	13.09	13.63	7.19	-39.45	-37.27	2.08	-1.12	20.95	20.62	194.10
NECB	NE Comm Bncrp MHC of NY (45.0)	4.68	13,225	27.9	9.00	4.40	4.72	-0.85	-44.81	-28.77	-0.20	-0.19	8.15	8.01	39.11
NHTB	NH Thrift Bancshares of NH*	10.44	5,772	60.3	11.93	8.77	10.50	-0.57	0.58	7.74	1.12	0.57	13.73	8.67	162.62
NVSL	Naug Vlly Fin MHC of CT (40.4) (8)	6.10	7,023	17.3	7.42	4.11	6.08	0.33	-3.02	6.27	0.28	0.28	7.22	7.21	80.34
NFSB	Newport Bancorp, Inc. of RI*	11.85	3,720	44.1	12.99	10.91	11.85	0.00	-0.67	-3.27	0.22	0.29	13.61	13.61	122.74
FFFD	North Central Bancshares of IA*	17.00	1,348	22.9	19.66	13.50	16.16	5.20	21.43	6.45	1.86	1.79	28.64	28.64	335.63
NFBK	Northfield Bcp MHC of NY(43.6) (8)	12.64	43,723	241.2	15.30	11.50	12.44	1.61	5.42	-6.51	0.29	0.28	9.06	8.69	47.98
NWBI	Northwest Bancshares Inc of PA*	11.36	110,681	1,257.3	12.79	8.09	11.39	-0.26	22.68	0.80	0.30	0.45	11.76	10.16	73.04
OBAF	OBA Financial Serv. Inc of MD*	11.11	4,629	51.4	11.50	9.95	11.25	-1.24	11.10	11.10	-0.26	-0.09	16.92	16.92	85.82
OSHC	Ocean Shore Holding Co. of NJ*	10.60	7,308	77.5	11.81	7.68	10.80	-1.85	28.64	18.44	0.63	0.72	13.49	13.49	106.90
OCFC	OceanFirst Fin. Corp of NJ*	11.99	18,822	225.7	13.95	9.37	11.82	1.44	3.54	6.20	0.71	0.66	9.94	9.94	116.84
OABC	OmniAmerican Bancorp Inc of TX*	11.23	11,903	133.7	12.35	10.12	11.14	0.81	12.30	12.30	0.08	-0.09	16.60	16.60	92.03
ONFCD	Oneida Financial Corp. of NY*	7.65	7,175	54.9	12.86	7.25	7.55	1.32	-17.74	-21.94	0.52	0.53	11.69	8.22	86.93
ORITD	Oritani Financial Corp of NJ*	9.84	55,562	546.7	11.43	8.31	9.81	0.31	7.78	7.54	0.27	0.26	11.18	11.18	43.49
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.05	6,529	11.3	5.33	2.61	4.05	0.00	6.30	19.12	-0.71	0.35	6.78	5.65	75.84
PVFC	PVF Capital Corp. of Solon OH*	2.01	25,402	51.1	4.39	1.58	2.02	-0.50	-6.51	3.61	-0.15	-0.34	3.36	3.36	35.00
PFED	Park Bancorp of Chicago IL*	4.32	1,192	5.1	9.43	3.14	4.32	0.00	-51.30	32.92	-3.66	-3.56	18.96	18.96	178.66
PVSA	Parkvale Financial Corp of PA*	7.80	5,529	43.1	12.39	6.41	7.76	0.52	-4.06	12.23	0.81	1.45	21.20	16.00	342.96
PBHC	Pathfinder BC MHC of NY (36.3)	6.00	2,485	5.4	8.00	5.11	6.00	0.00	-17.24	7.14	0.57	0.60	9.65	8.11	155.63
PEOP	Peoples Fed Bancshrs Inc of MA*	10.55	7,142	75.3	10.85	10.10	10.56	-0.09	5.50	5.50	0.28	0.22	15.45	15.45	76.39
PBCT	Peoples United Financial of CT*	14.08	367,700	5,177.2	17.41	13.27	13.63	3.30	-7.61	-15.69	0.25	0.24	14.90	10.10	58.71
PROV	Provident Fin. Holdings of CA*	5.22	11,407	59.5	10.49	2.43	5.02	3.98	-0.57	89.13	-0.07	-1.20	10.90	10.90	123.20
PBNY	Provident NY Bncrp, Inc. of NY*	9.14	38,861	355.2	10.62	7.89	8.95	2.12	3.63	8.29	0.63	0.37	10.87	6.61	75.55
PBIP	Prudential Bncp MHC PA (29.3)	5.60	10,031	17.0	12.20	5.52	5.58	0.36	-52.34	-41.18	0.17	0.23	5.40	5.40	50.67
PULB	Pulaski Fin Cp of St. Louis MO*	6.75	10,273	69.3	8.95	5.50	6.68	1.05	-2.60	0.75	-0.23	-0.63	7.90	7.50	133.23
RIVR	River Valley Bancorp of IN*	14.00	1,504	21.1	16.45	11.36	14.00	0.00	1.45	12.00	1.16	0.85	17.52	17.50	262.78
RVSB	Riverview Bancorp, Inc. of WA*	2.33	10,924	25.5	4.39	2.13	2.30	1.30	-31.07	4.02	-0.50	-0.47	7.68	5.31	76.71
RCKB	Rockville Fin MHC of CT (43.3)	12.42	18,854	101.4	14.79	8.82	12.04	3.16	5.25	18.29	0.57	0.52	8.49	8.43	82.76
ROMA	Roma Fin Corp MHC of NJ (26.9)	11.19	30,907	93.1	13.43	10.68	10.83	3.32	-10.41	-9.47	0.11	0.16	6.98	6.97	44.34

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part One

Prices As Of July 20, 2010

Financial Institution											Current Per Share Financials
		Market Capitalization			Price Change Data						Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share	Tangible Book Value/ Share (4)	Assets/ Share
		Price/ Share (1)	Shares Outstanding	Market Capitalization (9)	52 Week (1)			% Change From
					High	Low	Last Week	Last Week	52 Wks Ago (2)	Most Rcnt Yr End (2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
ROME	Rome Bancorp, Inc. of Rome NY*	9.04	6,786	61.3	9.95	7.61	9.04	0.00	7.49	13.57	0.52	0.51	9.00	9.00	48.29
SIFI	SI Fin Gp Inc MHC of CT (38.2)	6.80	11,789	30.6	7.00	3.82	6.46	5.26	40.50	29.52	0.07	0.08	6.76	6.40	74.82
SVBI	Severn Bancorp, Inc. of MD*	4.80	10,067	48.3	6.57	1.55	4.80	0.00	81.13	90.48	-1.60	-1.60	7.82	7.79	96.43
SUPR	Superior Bancorp of AL(8)*	1.90	11,687	22.2	4.50	1.50	1.95	-2.56	-50.00	-42.25	-1.98	-2.16	16.01	14.67	286.16
THRD	TF Fin. Corp. of Newtown PA*	21.10	2,678	56.5	22.65	16.50	21.10	0.00	18.14	11.23	1.57	1.37	27.04	25.35	267.34
TFSL	TFS Fin Corp MHC of OH (26.3)	12.50	308,315	1,015.0	14.46	10.38	12.40	0.81	10.42	2.97	0.03	-0.01	5.68	5.65	34.83
TBNK	Territorial Bancorp, Inc of HI*	17.80	12,233	217.7	21.23	14.65	17.72	0.45	20.68	-1.39	0.61	0.88	17.99	17.99	115.17
TSBK	Timberland Bancorp, Inc. of WA*	3.03	7,045	21.3	5.63	2.90	3.10	-2.26	-27.86	-31.76	-0.41	-0.30	9.82	8.93	102.88
TRST	TrustCo Bank Corp NY of NY*	5.53	76,873	425.1	7.18	5.35	5.46	1.28	-1.78	-12.22	0.37	0.37	3.26	3.26	48.45
UCBA	United Comm Bncp MHC IN (40.7)	7.50	7,846	23.9	7.75	5.60	7.50	0.00	30.43	21.95	0.10	0.09	7.11	7.11	56.16
UCFC	United Community Fin. of OH*	1.68	30,898	51.9	2.30	0.93	1.75	-4.00	76.84	15.86	-0.82	-0.96	6.94	6.92	73.78
UBNK	United Financial Bncrp of MA*	14.46	16,359	236.6	15.16	11.31	13.42	7.75	8.15	10.30	0.33	0.48	13.71	13.20	92.47
UWBK	United Western Bncp, Inc of CO*	0.58	29,359	17.0	9.82	0.55	0.57	1.75	-92.74	-78.99	-2.40	-1.67	4.59	4.59	88.89
VPFGD	ViewPoint Financal Group of TX*	9.58	34,901	334.4	12.73	8.61	9.50	0.84	-0.62	-6.90	0.13	0.35	10.76	10.73	75.77
WSB	WSB Holdings, Inc. of Bowie MD*	3.10	7,856	24.4	4.65	1.70	3.37	-8.01	29.71	33.62	-0.50	-0.48	6.89	6.89	55.73
WSFS	WSFS Financial Corp. of DE*	35.53	7,097	252.2	46.00	24.16	34.70	2.39	28.64	38.63	-0.64	-0.37	35.85	33.95	537.18
WVFC	WVS Financial Corp. of PA*	11.19	2,061	23.1	16.40	10.50	11.19	0.00	-25.15	-21.47	0.44	0.52	14.13	14.13	183.01
WFSL	Washington Federal, Inc. of WA*	17.15	112,474	1,928.9	21.65	12.79	15.81	8.48	25.83	-11.32	0.91	1.32	16.15	13.87	122.74
WSBF	Waterstone Fin MHC of WI(26.2)	4.45	31,250	36.5	5.71	1.75	3.86	15.28	16.80	117.07	-0.20	-0.44	5.45	5.45	59.04
WAYN	Wayne Savings Bancshares of OH*	7.79	3,004	23.4	9.06	4.80	7.79	0.00	37.15	34.08	0.74	0.72	12.32	11.62	135.16
WFD	Westfield Fin. Inc. of MA*	8.43	29,582	249.4	10.37	7.81	8.27	1.93	-10.32	2.18	0.19	0.21	8.30	8.30	40.56

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 22201

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part Two

Prices As Of July 20, 2010

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
Financial Institution	Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAS Assets	Resvs/ NPAs	Resvs/ Loans	Price Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies(no MHCs)

All Public Companies(111)	11.16	10.37	-0.15	-0.18	2.29	-0.18	-0.43	3.25	67.34	1.75	18.55	71.73	8.37	79.88	17.16	0.24	2.01	34.60
NYSE Traded Companies(6)	9.55	6.65	-0.71	4.79	4.23	-0.91	5 .64	4.90	47.51	2.47	20.97	88.82	8.99	131.50	19.38	0.37	2.61	58.33
AMEX Traded Companies(1)	9.63	9.19	0.92	10.00	12.59	0 .96	10.44	0.00	0.00	1.37	7 .94	77.16	7.43	81.25	7.61	1.42	5.26	41.76
NASDAQ Listed OTC Companies(104)	11.27	10.60	-0.13	-0.50	2..08	-0.15	-0.80	3.15	68.66	1.71	18.61	70.66	8.34	76.80	17.22	0.22	1.94	33.97
California Companies(4)	7.24	7.24	0.43	5.87	9.51	0 .14	1.95	8.65	41.83	2.07	11.42	56.40	4.24	56.40	9.76	0.07	1.25	22.64
Florida Companies(2)	3.87	3.71	-2.31	-17.09	0.00	-2.38	-17.58	10.84	34.50	3.41	NM	49.24	1.72	53.86	NM	0.00	0.00	0.00
Mid-Atlantic Companies(35)	10.93	9.97	0.14	2.72	2.29	0.20	3.28	2.52	80.53	1.36	18.02	84.74	9.31	97.74	16.96	0.32	2.61	48.14
Mid-West Companies(31)	9.10	8.60	-0.43	-3.05	1.16	-0.61	-4.59	4.08	51.18	2.11	17.41	58.03	5.25	61.65	16.64	0.21	2.01	32.85
New England Companies(17)	14.36	12.74	0.26	2.40	2.32	0.29	2.54	1.16	101.57	1.16	18.67	85.84	12.47	100.93	20.43	0.29	2.18	26.87
North-West Companies(4)	12.15	10.83	-1.20	-6.90	-9.89	-1.09	-5.97	11.08	24.36	2.87	18.85	51.00	6.44	59.52	12.99	0.05	0.29	21.98
South-East Companies(12)	12.89	12.43	-0.37	0.51	5.37	-0.34	0.68	2.10	62.98	1.95	22.13	62.54	8.81	65.44	17.94	0.23	1.61	20.19
South-West Companies(2)	16.12	16.10	0.13	1.11	1.03	0.18	1.72	1.82	56.08	1.06	NM	78.34	12.42	78.47	27.37	0.07	0.73	0.00
Western Companies (Excl CA)(4)	15.12	15.12	-0.11	-13.66	4.84	-0.36	-10.71	0.61	35.01	2.29	24.70	73.44	13.31	73.44	16.35	0.17	1.40	41.12
Thrift Strategy(105)	11.19	10.43	-0.12	-0.12	2.49	-0.14	-0.19	2.99	68.60	1.67	18.55	71.68	8.37	79.64	17.16	0.24	2.05	34.60
Mortgage Banker Strategy(3)	5.68	5.52	-1.64	-0.68	-1.34	-2.13	-11.64	9.75	38.17	4.46	NM	55.35	2.91	59.96	NM	0.02	0.38	0.00
Real Estate Strategy(1)	9.60	9.60	-0.43	-6.33	-7.46	-0.97	-14.35	0.00	0.00	4.69	NM	59.82	5.74	59.82	NM	0.00	0.00	0.00
Diversified Strategy(2)	16.03	12.54	0.16	0.11	-0.01	0.17	0.40	2.17	68.95	1.70	NM	96.80	15.30	122.03	NM	0.55	2.88	0.00
Companies Issuing Dividends(69)	11.50	10.48	0.32	3.16	3.89	0.30	3.03	2.36	75.48	1.45	18.43	82.81	9.70	94.37	17.58	0.38	3.17	45.89
Companies Without Dividends(42)	10.58	10.19	-0.95	-6.67	-1.85	-1.01	-7.14	4.89	52.50	2.30	19.04	52.89	6.12	55.25	14.88	0.00	0.04	1.60
Equity/Assets <6%(14)	4.99	4.89	-2.16	-16.09	1.43	-2.05	-12.40	5.71	35.12	3.04	9.76	43.20	2.21	44.85	7.21	0.06	1.10	14.96
Equity/Assets 6-12%(59)	8.68	8.15	0.10	1.67	3.60	0.01	0.53	3.33	59.16	1.71	15.96	71.78	6.08	77.72	14.58	0.29	2.21	37.14
Equity/Assets >12%(38)	16.90	15.50	0.10	0.40	0.53	0.12	0.75	2.46	87.65	1.40	24.08	80.67	13.82	94.25	22.26	0 22	2.00	31.81
Converted Last 3 Mths (no MHC)(7)	16.14	15.43	0.36	3.66	3.61	0.39	4.12	1.26	187.08	1.28	24.43	71.36	11.86	76.03	22.67	0.17	1.90	28.01
Actively Traded Companies(5)	8.66	7.89	0.55	6.20	6.79	0.47	5.07	0.00	0.00	1.67	18.91	85.70	7.73	93.73	10.87	0.38	1.83	32.70
Market Value Below $20 Million(22)	7.38	7.28	-1.07	-8.26	0.90	-1.00	-7.50	3.69	31.14	2.04	15.32	44.35	3.46	44.97	13.28	0.11	1.09	28.60
Holding Company Structure(105)	11.28	10.47	-0.16	-0.56	2.14	-0.19	-0.74	3.25	67.34	1.76	18.89	71.18	8.42	79.34	17.24	0.24	2.04	34.99
Assets Over $1 Billion(52)	11.45	10.29	-0.11	0.27	3.15	-0.15	0.05	3.49	55.26	1.77	20.16	80.53	9.55	93.54	19.71	0.25	2.24	39.50
Assets $500 Million-Sl Billion(32)	10.59	9.94	-0.18	0.21	0.49	-0.20	0.40	3.43	102.73	1.98	17.50	63.13	7.09	67.94	12.49	0.23	1.64	28.41
Assets $250-$500 Million(21)	11.91	11.59	0.13	0.35	3.46	0.07	-0.61	2.44	59.56	1.37	17.21	69.78	8.52	73.57	17.83	0.27	2.37	31.45
Assets less than $250 Million(6)	9.04	8.98	-1.31	-8.70	-0.77	-1.23	-9.20	1.14	31.10	1.87	15.66	49.62	4.64	49.85	20.36	0.11	0.80	74.73
Goodwill Companies(63)	10.20	8.81	-0.05	0.18	1.82	-0.04	0.16	3.18	78.11	1.64	17.50	74.64	7.80	89.07	17.23	0.31	2.54	38.74
Non-Goodwill Companies(46)	12.06	12.06	-0.29	-0.70	3.09	-0.39	-1.27	3.38	49.39	1.94	19.27	67.99	8.93	67.99	17.05	0.16	1.39	30.90
Acquirors of FSLIC Cases(2)	8.56	7.74	-1.09	6.17	5.31	-0.56	8.95	0.00	0.00	2.86	18.85	64.79	7.45	73.52	12.99	0.10	0.58	21.98

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 22201

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part Two

Prices As Of July 20, 2010

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
	Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Dividend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies (32)	13.01	12.35	0.18	1.39	0.45	0.22	1.84	4.21	40.45	1.20	20.31	107.67	14.37	113.95	19.45	0.19	2.24	28.19
NASDAQ Listed OTC Companies (32)	13.01	12.35	0.18	1.39	0.45	0.22	1.84	4.21	40.45	1.20	20.31	107.67	14.37	113.95	19.45	0.19	2.24	28.19
Mid-Atlantic Companies (17)	12.72	12.26	0.20	1.88	0.82	0.24	2.07	6.17	41.76	1.25	19.47	105.97	13.69	111.09	17.04	0.18	2.24	35.26
Mid-West Companies (7)	15.69	14.51	0.17	0.96	1.26	0.03	-0.29	4.04	38.63	1.27	11.80	113.43	18.47	122.46	19.33	0.26	3.13	0.00
New England Companies (5)	10.04	9.42	0.10	0.18	-2.16	0.44	4.21	1.95	40.62	0.90	26.26	105.43	10.80	111.91	22.70	0.09	0.92	21.05
Thrift Strategy (32)	13.01	12.35	0.18	1.39	0.45	0.22	1.84	4.21	40.45	1.20	20.31	107.67	14.37	113.95	19.45	0.19	2.24	28.19
Companies Issuing Dividends (23)	14.00	13.45	0.22	2.12	1.61	0.26	2.37	4.41	46.93	1.15	19.93	112.52	15.93	117.27	18.41	0.26	3.11	50.74
Companies Without Dividends (9)	10.46	9.49	0.07	-0.51	-2.54	0.14	0.50	3.90	30.07	1.33	21.27	95.21	10.37	105.41	21.19	0.00	0.00	0.00
Equity/Assets 6-12% (19)	9.70	9.29	0.20	1.64	0.40	0.25	2.29	3.26	46.30	1.19	20.49	99.95	9.90	104.09	19.54	0.12	1.28	27.88
Equity/Assets >12% (13)	17.21	16.23	0.16	1.06	0.50	0.19	1.28	5.74	31.09	1.21	19.27	117.50	20.08	126.50	18.81	0.27	3.47	29.27
Market Value Below $20 Million (2)	6.75	6.29	-0.01	-0.07	-1.40	-0.08	-0.99	0.00	0.00	1.30	10.53	54.44	3.63	60.34	10.00	0.06	1.00	21.05
Holding Company Structure (29)	12.95	12.24	0.16	1.24	0.25	0.20	1.69	4.21	40.45	1.24	18.21	106.70	14.18	113.52	18.75	0.18	2.16	28.19
Assets Over $1 Billion (11)	13.92	13.20	0.34	2.36	1.40	0.28	1.72	3.95	36.51	1.13	26.26	142.83	20.23	151.00	28.27	0.14	1.33	10.53
Assets $500 Million-$l Billion (10)	12.13	12.01	-0.20	-1.50	-3.37	-0.13	-1.20	7.20	24.84	1.52	32.94	74.55	8.75	75.66	24.35	0.13	2.57	0.00
Assets $250-$500 Million (10)	11.41	10.94	0.29	2.49	2.08	0.43	4.20	1.65	63.20	1.10	14.18	94.11	10.83	98.38	14.94	0.24	2.65	42.32
Assets less than $250 Million (1)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	112.06	27.24	150.36	NM	0.40	4.84	0.00
Goodwill Companies (19)	13.90	12.63	0.19	1.57	0.93	0.27	2.62	2.90	39.04	1.10	18.71	117.38	16.73	129.45	19.49	0.14	1.57	10.53
Non-Goodwill Companies (13)	12.03	12.03	0.16	1.19	-0.08	0.17	1.01	7.15	43.62	1.31	22.45	97.16	11.82	97.16	19.39	0.24	2.97	63.51
MHC Institutions (32)	13.01	12.35	0.18	1.39	0.45	0.22	1.84	4.21	40.45	1.20	20.31	107.67	14.37	113.95	19.45	0.19	2.24	28.19

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 22201

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part Two

Prices As Of July 20, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div. /	Dividend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	6.07	5.19	0.15	2.60	2.26	0.15	2.52	2.55	41.14	1.35	NM	113.92	6.91	134.35	NM	0.52	3.67	NM
BBX	BankAtlantic Bancorp Inc of FL*	2.51	2.19	-3.23	NM	NM	-3.33	NM	10.84	34.50	4.81	NM	62.81	1.58	72 .04	NM	0.00	0.00	NM
FBC	Flagstar Bancorp, Inc. of MI*	5.85	5.85	-3.45	NM	NM	-4.98	NM	NA	NA	5.69	NM	55.44	3.24	55.44	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	12.76	7.20	1.19	9.24	6.00	1.63	12.66	NA	NA	0.47	16.66	134.03	17.10	252.42	12.16	1.00	6.00	NM
NAL	NewAlliance Bancshares of CT*	16.97	11.10	0.60	3.58	4.20	0.59	3.50	NA	NA	1.13	23.79	83.91	14.24	137.26	24.30	0.28	2.45	58.33
PFS	Provident Fin. Serv. Inc of NJ*	13.15	8.36	0.49	3.74	4.45	0.51	3.87	1.30	66.89	1.36	22.47	82.84	10.90	137.49	21.68	0.44	3.56	NM

AMEX Traded Companies
TSH	Teche Hlding Cp of N Iberia LA*	9.63	9.19	0.92	10.00	12.59	0.96	10.44	NA	NA	1.37	7.94	77.16	7.43	81.25	7.61	1.42	5.26	41.76

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	16.93	16.93	-0.63	-3.48	-4.09	-0.61	-3.39	4.73	15.55	1.22	NM	87.94	14.89	87.94	NM	0.20	2.21	NM
ALLB	Alliance Bank MHC of PA (40.7)	10.28	10.28	0.25	2.34	2.05	0.28	2.62	NA	NA	1.37	NM	114.64	11.79	114.64	NM	0.12	1.45	70.59
ABCW	Anchor BanCorp Wisconsin of WI(8)*	0.07	-0.10	-2.78	NM	NM	-3.40	NM	10.63	34.72	4.59	NM	353.33	0.26	NM	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	18.02	18.02	0.56	NM	4.87	0.56	NM	NA	NA	1.52	20.54	63.66	11.47	63.66	20.54	0.20	1.80	37.04
ACFC	Atl Cst Fed Cp of GA MHC(34.9)(8)	6.16	6.15	-3.05	-43.03	NM	-2.63	-37.05	6.33	23.01	2.15	NM	62.62	3.86	62.77	NM	0.00	0.00	NM
BCSB	BCSB Bancorp, Inc. of MD*	8.16	8.15	-0.49	-4.87	-9.69	-0.43	-4.24	1.60	67.15	1.60	NM	61.11	4.99	61.22	NM	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI*	11.56	10.15	0.25	2.14	3.16	-0.01	-0.11	NA	NA	1.26	31.63	68.61	7.93	79.39	NM	0.28	4.66	NM
BFIN	BankFinancial Corp. of IL*	16.91	15.49	-0.01	-0.08	-0.11	0.05	0.32	4.05	27.72	1.50	NM	72.79	12.31	80.87	NM	0.28	3.13	NM
BFED	Beacon Federal Bancorp of NY*	9 .68	9.68	0.41	4.35	7.44	0.52	5.46	NA	NA	2.06	13.43	56.57	5.48	56.57	10.71	0.20	2.22	29.85
BNCL	Beneficial Mut MHC of PA(44.1)	13.73	11.28	0.45	3.11	2.40	0.39	2.72	2.54	38.81	1.67	NM	126.84	17.41	158.80	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	14.24	8.30	-0.63	-4.24	-6.39	-0.55	-3.72	NA	NA	1.60	NM	68.98	9.82	126.59	NM	0.64	3.38	NM
BOFI	Bofi Holding, Inc. Of CA*	7.04	7.04	1.46	20.21	16.67	0.98	13.62	NA	NA	0.74	6.00	117.58	8.28	117.58	8.90	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	4.30	4.30	0.17	2.46	18.33	0.26	3.80	NA	NA	1.51	5 .45	18.69	0.80	18.69	3.53	0.04	1.67	9.09
BRKL	Brookline Bancorp, Inc. of MA*	18.57	17.12	0.87	4.71	4.22	0.85	4.59	0.67	174.94	1.42	23.69	111.33	20.67	122.87	24.32	0.34	3.68	NM
BFSB	Brooklyn Fed MHC of NY (28.2)	15.15	15.15	-0.54	-3.38	-5.56	-0.12	-0.77	11.97	20.52	3.00	NM	63.77	9.66	63.77	NM	0.24	6.06	NM
CITZ	CFS Bancorp, Inc of Munster IN*	10.18	10.18	-0.12	-1.17	-2.64	-0.06	-0.58	7.35	25.42	2.67	NM	44.26	4.51	44.26	NM	0.04	0.88	NM
CMSB	CMS Bancorp Inc of W Plains NY*	9.22	9.22	-0.17	-1.85	-2.16	-0.31	-3.35	1.14	31.10	0.46	NM	86.65	7.99	86.65	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	12.05	10.11	-1.58	-12.91	-18.17	-1.25	-10.21	NA	NA	1.49	NM	73.12	8.81	89.08	NM	0.00	0.00	NM
CFFN	Capitol Fd Fn MHC of KS (29.5)(8)	11.15	11.15	0.81	7.29	2.76	0.83	7.45	0.71	24.43	0.27	36.18	260.28	29.03	260.28	35.41	2.00	6.01	NM
CARV	Carver Bancorp, Inc. of NY*	5.67	5.64	0.15	1.93	7.11	0.19	2.50	5.02	21.98	1.30	14.06	36.29	2.06	36.51	10.89	0.10	1.48	20.83
CEBK	Central Bncrp of Somerville MA*	6.55	6.16	0.25	3.23	7.98	0.30	3.86	NA	NA	0.66	12.53	48.80	3.20	52.08	10.51	0.20	1.92	24.10
CFBK	Central Federal Corp. of OH*	5.44	5.39	-3.58	-37.29	NM	-3.69	-38.50	4.93	52.03	3.18	NM	39.16	2.13	39.58	NM	0.00	0.00	NM
CHEV	Cheviot Fin Cp MHC of OH(38.5)	19.77	19.77	0.39	1.94	1.98	0.36	1.81	NA	NA	0.41	NM	97.18	19.21	97.18	NM	0.44	5.81	NM
CBNK	Chicopee Bancorp, Inc. of MA*	17.33	17.33	-0.33	-1.90	-2.58	-0.14	-0.81	NA	NA	1.00	NM	73.16	12.68	73.16	NM	0.00	0.00	NM
CZWI	Citizens Comm Bncorp Inc of WI*	9.65	8.60	-0.64	-6.21	-18.35	0.38	3.69	NA	NA	0.63	NM	34.56	3.33	39.21	9.17	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	5.97	5.79	-2.39	-21.99	NM	-1.03	-9.48	NA	NA	1.17	NM	69.64	4.16	71.97	NM	0.16	3.10	NM
CSBK	Clifton Svg Bp MHC of NJ(36.4)	16.53	16.53	0.53	3.04	2.25	0.56	3.19	NA	NA	0.43	NM	134.04	22.16	134.04	NM	0.24	2.70	NM
COBKD	Colonial Financial Serv. of NJ*	11.22	11.22	0.34	4.58	4.97	0.50	6.77	1.32	40.21	0.91	20.10	61.15	6.86	61.15	13.59	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	6.73	6.73	0.41	4.52	11.53	0.29	3.23	NA	NA	NA	8.67	50.96	3.43	50.96	12.14	0.00	0.00	0.00
DNBK	Danvers Bancorp, Inc. of MA*	11.82	10.57	0.40	3.27	2.47	0.40	3.27	0.68	92.26	0.93	NM	115.01	13.60	130.51	NM	0.08	0.52	21.05
DCOM	Dime Community Bancshars of NY*	7.50	6.24	0.82	11.22	7.24	0.88	12.04	0.78	77.00	0.71	13.82	146.38	10.97	178.40	12.87	0.56	4.27	58.95
ESBF	ESB Financial Corp. of PA*	8. 62	6.57	0.60	7.35	7.21	0.64	7.88	0.29	107.63	0.91	13.87	97.14	8.37	130.30	12.94	0.40	2.94	40.82
ESSA	ESSA Bancorp, Inc. of PA*	16.92	16.92	0.54	3.06	3.30	0.50	2.84	NA	NA	0.90	30.32	95.54	16.16	95.54	32.71	0.20	1.61	48.78
EBMT	Eagle Bancorp Montanta of MT*	15.38	15.38	0.99	NM	8.02	0.99	NM	0. 94	28.61	0.48	12.47	80.15	12.33	80.15	12.47	0.27	2.74	34.18
ESBK	Elmira Svgs Bank, FSB of NY*	7.50	4.96	0.63	5.82	9.88	0.46	4.29	NA	NA	1.00	10.12	86.43	6.48	134.15	13.75	0.80	4.85	49.08
FFDF	FFD Financial Corp of Dover OH*	9.08	9.08	0.48	5.13	6.39	0.37	3.95	NA	NA	1.08	15.66	79.65	7.24	79.65	20.36	0.68	4.77	74.73
FFCO	FedFirst Fin MHC of PA (42.5)(8)	12.35	11.98	0.18	1.52	2.07	0.20	1.67	0.78	95.97	1.11	NM	70.97	8.76	73.44	NM	0.00	0.00	0.00
FSBI	Fidelity Bancorp, Inc. of PA*	5.87	5.51	-0.41	-6.18	-16.33	-0.04	-0.63	2.62	29.60	1.39	NM	44.02	2.58	47.06	NM	0.08	1.33	NM
FABK	First Advantage Bancorp of TN*	19.96	19.96	0.15	0.75	1.13	0.13	0.62	NA	NA	1.21	NM	67.17	13.41	67.17	NM	0.20	1.89	NM
FBSI	First Bancshares, Inc. of MO*	11.22	11.16	-0.40	-3.73	-6.55	-0.45	-4.17	NA	NA	1.82	NM	57.24	6.42	57.58	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	10.15	9.07	0.21	2.08	2.33	0.17	1.67	NA	NA	1.60	NM	89.02	9.04	100.87	NM	0.72	4.80	NM
FCLF	First Clover Leaf Fin Cp of IL*	13.08	11.16	-1.47	-10.95	-19.15	-1.43	-10.65	NA	NA	1.54	NM	60.19	7.87	72.04	NM	0.24	4.10	NM
FCFL	First Community Bk Corp of FL*	5.23	5.23	-1.39	-17.09	NM	-1.43	-17.58	NA	NA	2.00	NM	35.67	1.87	35.67	NM	0.00	0.00	NM
FDEF	First Defiance Fin. Corp of OH*	9.68	6.83	0.16	1.39	4.12	0.08	0.70	2.59	73.05	2.45	24.30	39.59	3.83	57.89	NM	0.00	0.00	0.00
FFNM	First Fed of N. Michigan of MI*	10.14	9.81	-2.79	-25.36	NM	-2.78	-25.25	NA	NA	2.03	NM	28.00	2.84	29.05	NM	0.00	0.00	NM
FFBH	First Fed. Bancshares of AR*	3.98	3.98	-5.85	NM	NM	-5.88	NM	NA	NA	6.62	NM	35.25	1.40	35.25	NM	0.00	0.00	NM
FFNW	First Fin NW, Inc of Renton WA*	15.90	15.90	-4.57	-24.29	NM	-4.63	-24.60	14.33	19.26	3.46	NM	36.62	5.82	36.62	NM	0.00	0.00	NM
FFCH	First Fin. Holdings Inc. of SC*	7.99	6.93	0.15	1.66	2.84	-0.57	-6.19	NA	NA	3.15	35.22	68.97	5.51	80.39	NM	0.20	1.77	62.50
FFHS	First Franklin Corp. of OH*	7.73	7.73	-0.62	-8.13	-10.98	-1.04	-13.65	NA	NA	2.01	NM	76.98	5.95	76.98	NM	0.00	0.00	NM
FPTB	First PacTrust Bancorp of CA*	8.78	8.78	0.16	1.49	4.39	0.22	2.02	NA	NA	1.91	22.79	41.44	3.64	41.44	16.85	0.20	2.58	58.82
FPFC	First Place Fin. Corp. of OH*	6.08	5.81	-1.07	-12.70	NM	-1.39	-16.46	NA	NA	1.95	NM	23.04	1.40	24.20	NM	0.00	0.00	NM

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 22201

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part Two

Prices As Of July 20, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio (7)

Financial Institution				ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
FSFG	First Savings Fin. Grp. of IN*	10.94	9.39	0.51	3.75	6.31	0.54	3.98	NA	NA	1.19	15.85	58.06	6.35	68.86	14.94	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	8.82	8.43	0.57	6.70	5.79	0.68	7.93	2.36	23.38	0.71	17.28	110.90	9.78	116.50	14.59	0.52	3.96	68.42
FXCBD	Fox Chase Bancorp, Inc. of PA*	16.38	16.38	-0.09	-0.87	-0.82	-0.09	-0.87	3.01	30.81	1.63	NM	70.39	11.53	70.39	NM	0.00	0.00	NM
GSLA	GS Financial Corp. of LA*	10.12	10.12	0.17	1.61	3.46	0.00	-0.04	3.33	30.37	1.47	28.89	46.64	4.72	46.64	NM	0.40	3.85	NM
GCBC	Green Co Bcrp MHC of NY (44.1)	9.08	9.08	1.00	11.33	6.61	1.01	11.43	0.69	117.16	1.32	15.13	163.35	14.83	163.35	15.00	0.70	4.06	61.40
HFFC	HF Financial Corp. of SD*	7.59	7.22	0.47	6.62	8.06	0.41	5.79	1.23	59.03	1.02	12.40	73.43	5.58	77.56	14.17	0.45	4.54	56.25
HMNF	HMN Financial, Inc. of MN*	7.18	7.18	-1.12	-11.62	NM	-1.26	-13.06	NA	NA	3.63	NM	25.61	1.84	25.61	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	16.25	16.25	-0.15	-0.90	-1.22	-0.15	-0.90	1.93	54.05	1.45	NM	75.10	12.20	75.10	NM	0.12	1.22	NM
HARL	Harleysville Svgs Fin Cp of PA*	6.13	6.13	0.54	8.97	8.26	0.57	9.48	NA	NA	0.45	12.11	105.52	6.47	105.52	11.46	0.76	5.10	61.79
HBOS	Heritage Fn Gp MHC of GA (24.3)(8)	10.74	10.49	-0.24	-2.01	-1.07	-0.34	-2.85	NA	NA	1.70	NM	189.71	20.37	194.64	NM	0.36	3.20	NM
HIFS	Hingham Inst, for Sav. of MA*	6.94	6.94	0.98	13.75	11.04	0.97	13.68	NA	NA	0.83	9.06	118.82	8.24	118.82	9.10	0.92	2.45	22.22
HBCP	Home Bancorp Inc. Lafayette LA*	25.31	25.31	0.89	3.60	4.23	1.07	4.33	0.38	138.59	0.81	23.67	83.58	21.15	83.58	19.66	0.00	0.00	0.00
HOME	Home Federal Bancorp Inc of ID*	24.30	24.30	0.84	3.18	3.08	-1.23	-4.64	NA	NA	5.46	32.46	102.01	24.79	102.01	NM	0.22	1.74	56.41
HFBC	HopFed Bancorp, Inc. of KY*	6.09	5.99	0.15	1.92	4.63	0.01	0.13	2.85	28.78	1.33	21.58	52.13	3.18	53.03	NM	0.48	5.17	NM
HCBK	Hudson City Bancorp, Inc of NJ*	8.82	8.58	0.93	10.45	8.19	0.89	10.05	NA	NA	0.52	12.21	123.90	10.92	127.64	12.70	0.60	4.72	57.69
IFSB	Independence FSB of DC*	3.97	3.97	-2.99	NM	NM	-2.28	NM	NA	NA	3.66	NM	23.39	0.93	23.39	NM	0.00	0.00	NM
ISBC	Investors Bcrp MHC of NJ(43.6)	10.17	9.89	0.45	4.43	2.43	0.41	4.00	NA	NA	0.91	NM	172.30	17.53	177.82	NM	0.00	0.00	0.00
JXSBD	Jacksonville Bancorp Inc of IL*	11.78	10.86	0.51	5.93	7.56	0.34	3.90	NA	NA	1.47	13.23	57.20	6.74	62.02	20.10	0.30	2.87	37.97
JFBI	Jefferson Bancshares Inc of TN*	12.07	8.72	0.16	1.34	4.16	0.04	0.33	3.82	21.39	1.19	24.06	32.14	3.88	46.22	NM	0.00	0.00	0.00
KFED	K-Fed Bancorp MHC of CA (33.3)(8)	10.42	10.00	0.29	2.72	2.13	0.32	3.01	3.54	40.59	1.67	NM	127.43	13.27	133.33	NM	0.44	4.93	NM
KFFB	KY Fst Fed Bp MHC of KY (39.8)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	112.06	27.24	150.36	NM	0.40	4.84	NM
KRNY	Kearny Fin Cp MHC of NJ (26.0)	21.40	18.43	0.29	1.29	1.00	0.32	1.43	NA	NA	0.82	NM	128.86	27.58	155.25	NM	0.20	2.22	NM
LSBX	LSB Corp of No. Andover MA (8)*	7.69	7.69	0.57	6.58	4.89	0.41	4.69	1.36	66.21	1.34	20.44	149.89	11.53	149.89	28.67	0.36	1.74	35.64
LSBI	LSB Fin. Corp. of Lafayette IN*	9.21	9.21	0.18	2.00	4.40	0.05	0.50	5.09	21.76	1.26	22.73	45.41	4.18	45.41	NM	0.50	5.00	NM
LPSB	LaPorte Bancrp MHC of IN (45.0)	11.87	9.88	0.68	5.57	8.48	0.42	3.40	1.62	53.95	1.35	11.80	64.15	7.61	78.82	19.33	0.00	0.00	0.00
LSBK	Lake Shore Bnp MHC of NY (40.2)	12.87	12.87	0.59	4.53	5.19	0.61	4.64	NA	NA	0.62	19.27	86.43	11.13	86.43	18.81	0.24	3.04	58.54
LEGC	Legacy Bancorp, Inc. of MA*	12.72	11.63	-0.87	-6.75	-11.01	-0.27	-2.13	2.06	41.59	1.25	NM	62.54	7.95	69.26	NM	0.20	2.32	NM
LABC	Louisiana Bancorp, Inc. of LA*	22.00	22.00	0.73	3.09	3.57	0.69	2.91	0.85	61.56	1.03	28.02	92.74	20.40	92.74	29.73	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.9)	11.06	11.06	0.12	1.03	1.11	0.15	1.28	NA	NA	0.96	NM	93.87	10.38	93.87	NM	0.12	1.67	NM
MGYR	Magyar Bancorp MHC of NJ (44.7)	7.31	7.31	-0.41	-5.69	-12.31	-0.57	-7.82	NA	NA	1.34	NM	46.70	3.41	46.70	NM	0.00	0.00	NM
MLVF	Malvern Fed Bncp MHC PA (44.6)	9.78	9.78	-0.16	-1.58	-2.15	-0.16	-1.58	6.10	19.40	1.41	NM	75.09	7.35	75.09	NM	0.12	1.43	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.01	8.01	0.47	5.82	6.85	0.26	3.22	NA	NA	0.98	14.59	82.94	6.65	82.94	26.35	0.24	2.94	42.86
EBSB	Meridian Fn Serv MHC MA (41.8)	11.94	11.31	0.60	3.90	3.25	0.56	3.67	2.85	21.70	0.92	30.74	115.09	13.75	122.37	32.66	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	6.22	5.96	0.34	6.18	3.32	0.19	3.50	1.04	170.94	4.38	30.16	150.13	9.34	157.16	NM	0.52	1.74	52.53
MFSF	MutualFirst Fin. Inc. of IN*	6.63	6.28	0.06	0.70	2.00	0.09	1.02	2.44	45.88	1.59	NM	46.03	3.05	48.76	34.21	0.24	3.69	NM
NASB	NASB Fin, Inc. of Grandview MO*	10.79	10.64	1.05	10.16	14.24	-0.57	-5.47	NA	NA	2.20	7.02	69.74	7.53	70.85	NM	0.00	0.00	0.00
NECB	NE Comm Bncrp MHC of NY (45.0)	20.84	20.56	-0.52	-2.42	-4.27	-0.50	-2.30	9.54	12.92	1.62	NM	57.42	11.97	58.43	NM	0.12	2.56	NM
NHTB	NH Thrift Bancshares of NH*	8.44	5.50	0.71	7.41	10.73	0.36	3.77	NA	NA	1.62	9.32	76.04	6.42	120.42	18.32	0.52	4.98	46.43
NVSL	Naug Vlly Fin MHC of CT (40.4)(8)	8.99	8.98	0.36	3.99	4.59	0.36	3.99	2.00	42.55	0.99	21.79	84.49	7.59	84.60	21.79	0.12	1.97	42.86
NFSB	Newport Bancorp, Inc. of RI*	11.09	11.09	0.18	1.58	1.86	0.24	2.08	0.39	194.45	0.98	NM	87.07	9.65	87.07	NM	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	8.53	8.53	0.55	5.26	10.94	0.52	5.06	3.58	47.86	2.10	9.14	59.36	5.07	59.36	9.50	0.04	0.24	2.15
NFBK	Northfield Bcp MHC of NY (43.6)(8)	18.88	18.25	0.65	3.23	2.29	0.63	3.11	2.88	28.39	2.33	NM	139.51	26.34	145.45	NM	0.20	1.58	68.97
NWBI	Northwest Bancshares Inc of PA*	16.10	14.22	0.44	3.67	2.64	0.67	5.50	NA	NA	1.38	37.87	96.60	15.55	111.81	25.24	0.40	3.52	NM
OBAF	OBA Financial Serv. Inc of MD*	19.72	19.72	-0.30	NM	-2.34	-0.10	NM	NA	NA	0.49	NM	65.66	12.95	65.66	NM	0.00	0.00	NM
OSHC	Ocean Shore Holding Co. of NJ*	12.62	12.62	0.62	5.84	5.94	0.71	6.68	NA	NA	0.54	16.83	78.58	9.92	78.58	14.72	0.24	2.26	38.10
OCFC	OceanFirst Fin. Corp of NJ*	8.51	8.51	0.67	7.79	5.92	0.63	7.24	NA	NA	0.94	16.89	120.62	10.26	120.62	18.17	0.48	4.00	67.61
OABC	OmniAmerican Bancorp Inc of TX*	18.04	18.04	0.09	0.66	0.71	-0.10	-0.74	3.02	26.27	1.25	NM	67.65	12.20	67.65	NM	0.00	0.00	0.00
ONFCD	Oneida Financial Corp. of NY*	13.45	9.46	0.60	6.84	6.80	0.61	6.97	0.09	591.40	1.11	14.71	65.44	8.80	93.07	14.43	0.53	6.93	NM
ORITD	Oritani Financial Corp of NJ*	25.71	25.71	0.62	3.94	2.74	0.60	3.79	NA	NA	1.70	36.44	88.01	22.63	88.01	37.85	0.20	2.03	74.07
PSBH	PSB Hldgs Inc MHC of CT (42.9)	8.94	7.56	-0.96	-11.25	-17.53	0.47	5.55	2.63	18.50	0.92	NM	59.73	5.34	71.68	11.57	0.00	0.00	NM
PVFC	PVF Capital Corp. of Solon OH*	9.60	9.60	-0.43	-6.33	-7.46	-0.97	-14.35	NA	NA	4.69	NM	59.82	5.74	59.82	NM	0.00	0.00	NM
PFED	Park Bancorp of Chicago IL*	10.61	10.61	-1.97	-17.68	NM	-1.92	-17.20	NA	NA	2.16	NM	22.78	2.42	22.78	NM	0.00	0.00	NM
PVSA	Parkvale Financial Corp of PA*	6.18	4.74	0.23	2.98	10.38	0.42	5.33	NA	NA	1.68	9.63	36.79	2.27	48.75	5.38	0.20	2.56	24.69
PBHC	Pathfinder BC MHC of NY (36.3)	6.20	5.26	0.39	5.54	9.50	0.41	5.84	NA	NA	1.25	10.53	62.18	3.86	73.98	10.00	0.12	2.00	21.05
PEOP	Peoples Fed Bancshrs Inc of MA*	20.23	20.23	0.37	NM	2.65	0.29	NM	NA	NA	NA	37.68	68.28	13.81	68.28	NM	0.00	0.00	0.00
PBCT	Peoples United Financial of CT*	25.38	18.73	0.44	1.77	1.78	0.42	1.70	NA	NA	1.13	NM	94.50	23.98	139.41	NM	0.62	4.40	NM
PROV	Provident Fin. Holdings of CA*	8.85	8.85	-0.05	-0.68	-1.34	-0.92	-11.64	8.65	41.83	4.10	NM	47.89	4.24	47.89	NM	0.04	0.77	NM
PBNY	Provident NY Bncrp, Inc. of NY*	14.39	9.27	0.84	5.80	6.89	0.49	3.40	1.04	99.63	1.82	14.51	84.08	12.10	138.28	24.70	0.24	2.63	38.10
PBIP	Prudential Bncp MHC PA (29.3)	10.66	10.66	0.33	2.99	3.04	0.45	4.05	NA	NA	0.95	32.94	103.70	11.05	103.70	24.35	0.20	3.57	NM
PULB	Pulaski Fin Cp of St. Louis MO*	5.93	5.65	-0.16	-2.04	-3.41	-0.45	-5.59	5.16	37.50	2.19	NM	85.44	5.07	90.00	NM	0.38	5.63	NM
RIVR	River Valley Bancorp of IN*	6.67	6.66	0.45	6.38	8.29	0.33	4.68	NA	NA	1.08	12.07	79.91	5.33	80.00	16.47	0.84	6.00	72.41
RVSB	Riverview Bancorp, Inc. of WA*	10.01	7.14	-0.62	-6.19	-21.46	-0.58	-5.82	NA	NA	2.95	NM	30.34	3.04	43.88	NM	0.00	0.00	NM
RCKB	Rockville Fin MHC of CT (43.3)	10.26	10.19	0.69	6.99	4.59	0.63	6.38	1.13	75.77	0.98	21.79	146.29	15.01	147.33	23.88	0.24	1.93	42.11
ROMA	Roma Fin Corp MHC of NJ (26.9)	15.74	15.73	0.27	1.58	0.98	0.39	2.30	NA	NA	1.09	NM	160.32	25.24	160.55	NM	0.32	2.86	NM
ROME	Rome Bancorp, Inc. of Rome NY*	18.64	18.64	1.06	5.87	5.75	1.04	5.76	NA	NA	0.76	17.38	100.44	18.72	100.44	17.73	0.36	3.98	69.23
SIFI	SI Fin Gp Inc MHC of CT (38.2)	9.04	8.59	0.09	1.08	1.03	0.11	1.23	1.17	46.51	0.79	NM	100.59	9.09	106.25	NM	0.12	1.76	NM

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 22201

(703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line - Part Two

Prices As Of July 20, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Equity/ Assets	Tang. Equity Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio (7)
Financial Institution				ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
SVBI	Severn Bancorp, Inc. of MD*	8.11	8.08	-1.64	-14.47	NM	-1.64	-14.47	13.49	26.40	4.09	NM	61.38	4.98	61.62	NM	0.00	0.00	NM
SUPR	Superior Bancorp of AL (8)*	5.59	5.15	-0.72	-10.32	NM	-0.78	-11.26	10.83	11.92	1.69	NM	11.87	0.66	12.95	NM	0.00	0.00	NM
THRD	TF Fin. Corp. of Newtown PA*	10.11	9.54	0.59	5.93	7.44	0.51	5.18	NA	NA	1.16	13.44	78.03	7.89	83.23	15.40	0.80	3.79	50.96
TFSL	TFS Fin Corp MHC of OH (26.3)	16.31	16.24	0.09	0.53	0.24	-0.03	-0.18	3.36	28.88	1.12	NM	220.07	35.89	221.24	NM	0.28	2.24	NM
TBNK	Territorial Bancorp, Inc of HI*	15.62	15.62	0.54	4.33	3.43	0.78	6.25	0.28	41.41	0.27	29.18	98.94	15.46	98.94	20.23	0.20	1.12	32.79
TSBK	Timberland Bancorp, Inc. of WA*	9.55	8.76	-0.41	-3.30	-13.53	-0.30	-2.42	7.82	29.45	3.00	NM	30.86	2.95	33.93	NM	0.00	0.00	NM
TRST	TrustCo Bank Corp NY of NY*	6.73	6.73	0.78	11.67	6.69	0.78	11.67	1.50	70.87	1.73	14.95	169.63	11.41	169.63	14.95	0.25	4.52	67.57
UCBA	United Comm Bncp MHC IN (40.7)	12.66	12.66	0.19	1.41	1.33	0.17	1.27	NA	NA	1.70	NM	105.49	13.35	105.49	NM	0.44	5.87	NM
UCFC	United Community Fin. of OH*	9.41	9.38	-1.04	-11.07	NM	-1.22	-12.96	8.65	24.23	2.55	NM	24.21	2.28	24.28	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.83	14.35	0.40	2.46	2.28	0.58	3.58	1.22	52.13	0.87	NM	105.47	15.64	109.55	30.13	0.32	2.21	NM
UWBK	United Western Bncp, Inc of CO*	5.16	5.16	-2.83	-48.48	NM	-1.97	-33.74	NA	NA	2.93	NM	12.64	0.65	12.64	NM	0.00	0.00	NM
VPFGD	ViewPoint Financial Group of TX*	14.20	14.16	0.17	1.55	1.36	0.46	4.18	0.61	85.88	0.87	NM	89.03	12.64	89.28	27.37	0.14	1.46	NM
WSB	WSB Holdings, Inc. of Bowie MD*	12.36	12.36	-0.88	-7.34	-16.13	-0.84	-7.05	NA	NA	2.83	NM	44.99	5.56	44.99	NM	0.00	0.00	NM
WSFS	WSFS Financial Corp. of DE*	6.67	6.34	-0.12	-1.56	-1.80	-0.07	-0.90	2.17	68.95	2.26	NM	99.11	6.61	104.65	NM	0.48	1.35	NM
WVFC	WVS Financial Corp. of PA*	7.72	7.72	0.23	2.96	3.93	0.27	3.50	0.43	39.83	1.09	25.43	79.19	6.11	79.19	21.52	0.64	5.72	NM
WFSL	Washington Federal, Inc. of WA*	13.16	11.51	0.81	6.17	5.31	1.17	8.95	NA	NA	2.05	18.85	106.19	13.97	123.65	12.99	0.20	1.17	21.98
WSBF	Waterstone Fin MHC of WI (26.2)	9.23	9.23	-0.33	-3.66	-4.49	-0.73	-8.04	9.86	17.38	2.19	NM	81.65	7.54	81.65	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.12	8.64	0.55	6.19	9.50	0.54	6.03	NA	NA	1.12	10.53	63.23	5.76	67.04	10.82	0.24	3.08	32.43
WFD	Westfield Fin. Inc. of MA*	20.46	20.46	0.47	2.21	2.25	0.52	2.44	NA	NA	1.62	NM	101.57	20.78	101.57	NM	0.20	2.37	NM

EXHIBIT 2

Core Earnings Analysis

RP® Financial, LC.

Exhibit 2

Core Earnings Analysis

Comparable Institution Analysis

For the 12 Months Ended March 31, 2010

Comparable Group		Net Income to Common	Less: Net Gains(Loss)	Tax Effect @ 34%	Less: Extraordinary Items	Estimated Core Income to Common	Shares	Estimated Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)
CZWI	Citizens Community Bancorp Inc. of WI	($3,546)	$8,574	($2,915)	$0	$2,113	5,113	$0.41
ESBK	Elmira Savings Bank, FSB of NY	$3,131	($1,247)	$424	$0	$2,308	1,921	$1.20
FCAP	First Capital, Inc. of IN	$977	($306)	$104	$0	$775	2,788	$0.28
LSBI	LSB Financial Corp. of Lafayette IN	$690	($777)	$264	$0	$177	1,554	$0.11
NFSB	Newport Bancorp, Inc. of RI	$816	$412	($140)	$0	$1,088	3,720	$0.29
RIVR	River Valley Bancorp of IN	$1,741	($699)	$238	$0	$1,280	1,504	$0.85
ROME	Rome Bancorp, Inc. of Rome NY	$3,526	($110)	$37	$0	$3,453	6,786	$0.51
WVFC	WVS Financial Corp. of PA	$905	$243	($83)	$0	$1,065	2,061	$0.52
WAYN	Wayne Savings Bancshares of OH	$2,237	($116)	$39	$0	$2,160	3,004	$0.72

Source:

SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

EXHIBIT 3

Pro Forma Analysis Sheet

EXHIBIT 3

PRO FORMA ANALYSIS SHEET

FedFirst Financial Corporation

Prices as of July 20, 2010

					Peer Group				Pennsylvania Companies				All Public
Valuation Midpoint Pricing Multiples		Symbol	Subject at Midpoint		Average		Median		Average		Median		Average		Median
Price-earnings multiple	=	P/E	38.62	x	16.38	x	14.73	x	20.38	x	13.87	x	18.55	x	16.66	x
Price-core earnings multiple	=	P/CE	39.71	x	14.91	x	15.11	x	17.81	x	15.40	x	17.16	x	14.94	x
Price-book ratio	=	P/B	57.05%		73.92%		79.91%		79.12%		83.57%		71.73%		69.74%
Price-tangible book ratio	=	P/TB	58.34%		81.49%		80.00%		85.97%		85.59%		79.88%		76.04%
Price-assets ratio	=	P/A	9.42%		7.62%		6.11%		9.18%		8.13%		8.37%		6.86%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$859,000	(12 Mths 6/10)	ESOP Stock (% of Offering) (E)	0.00%
Pre-Conversion Core Earnings (YC)(2)	$834,000	(12 Mths 6/10)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)(3)	$44,073,000		ESOP Amortization (T)	15.00	Years
Pre-Conv. Tang. Book Value (B)(3)	$42,680,000		Stock Program (% of Offering) (M)	3.39%
Pre-Conversion Assets (A)	$356,197,000		Stock Programs Vesting (N)	5.00	Years
Reinvestment Rate (R)	2.55%		Fixed Expenses	$1,100,000
Tax rate (TAX)	40.00%		Variable Expenses	4.00%
After Tax Reinvest. Rate (R)	1.53%		Percentage Sold (PCT)	57.5112%
Est. Conversion Expenses (1)(X)	9.42%		MHC Assets	$24,000
Insider Purchases	$345,000		Options as % of Offering (O1)	8.49%
Price/Share	$10.00		Estimated Option Value (O2)	43.60%
Foundation Cash Contribution (FC)	0.00%		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contribution (FS)	0.00%	Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$35,210,550
		1 - P/E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

2.	V=	P/Core E * (YC)	V=	$35,210,550
		1 - P/Core E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

3.	V=	P/B * (B+FT)	V=	$35,210,550
		1 - P/B * PCT * (1-X-E-M-FC-FS)

4.	V=	P/TB * (B+FT)	V=	$35,210,550
		1 - P/TB * PCT * (1-X-E-M-FC-FS)

5.	V=	P/A * (A+FT)	V=	$35,210,550
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares

Conclusion	2nd Step Offering Shares	2nd Step Exchange Shares	Full Conversion Shares	Plus: Foundation Shares	Total Market Capitalization Shares	Exchange Ratio
Supermaximum	2,678,063	1,978,532	4,656,595	0	4,656,595	0.7364
Maximum	2,328,750	1,720,463	4,049,213	0	4,049,213	0.6403
Midpoint	2,025,000	1,496,055	3,521,055	0	3,521,055	0.5568
Minimum	1,721,250	1,271,647	2,992,897	0	2,992,897	0.4733

Market Value
Conclusion	2nd Step Offering Value	2nd Step Exchange Shares Value	Full Conversion $ Value	Foundation Value	Total Market Capitalization $ Value
Supermaximum	$26,780,630	$19,785,320	$46,565,950	$0	$46,565,950
Maximum	$23,287,500	$17,204,630	$40,492,130	0	$40,492,130
Midpoint	$20,250,000	$14,960,550	$35,210,550	0	$35,210,550
Minimum	$17,212,500	$12,716,470	$29,928,970	0	$29,928,970

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Includes $37,000 of MHC assets.

EXHIBIT 4

Pro Forma Effect of Conversion Proceeds

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

FedFirst Financial Corporation

At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$29,928,970
	Exchange Ratio	0.4733

	2nd Step Offering Proceeds	$17,212,500
	Less: Estimated Offering Expenses	1,785,050

	2nd Step Net Conversion Proceeds (Including Foundation)	$15,427,450

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$15,427,450
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases	0
	Less: RRP Stock Purchases (1)	(584,239)
	Net Proceeds to be Reinvested	$14,843,211
	Estimated after-tax net incremental rate of return	1.53%

	Earnings Increase	$227,101
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings	0
	Less: Stock Programs Vesting (2)	(70,109)
	Less: Option Plan Vesting (3)	(114,628)

	Net Earnings Increase	$42,364

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$859,000	$42,364	$901,364
	12 Months ended March 31, 2010 (core)		$834,000	$42,364	$876,364

		Before Conversion	Net Addition to Equity	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$44,073,000	$14,843,211	$0	$58,916,211
	March 31, 2010 (Tangible)	$42,680,000	$14,843,211	$0	$57,523,211

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$356,197,000	$14,843,211	$0	$371,040,211

(1)	Includes RRP purchases of 3.39% of the second step offering.
(2)	RRP amortized over 5 years, tax effected at: 40.00%
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

FedFirst Financial Corporation

At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$35,210,550
	Exchange Ratio	0.5568

	2nd Step Offering Proceeds	$20,250,000
	Less: Estimated Offering Expenses	1,906,550

	2nd Step Net Conversion Proceeds (Including Foundation)	$18,343,450

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$18,343,450
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases	0
	Less: RRP Stock Purchases (1)	(687,339)
	Net Proceeds to be Reinvested	$17,656,111
	Estimated after-tax net incremental rate of return	1.53%

	Earnings Increase	$270,138
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings	0
	Less: Stock Programs Vesting (2)	(82,481)
	Less: Option Plan Vesting (3)	(134,857)

	Net Earnings Increase	$52,801

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$859,000	$52,801	$911,801
	12 Months ended March 31, 2010 (core)		$834,000	$52,801	$886,801

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$44,073,000	$17,656,111	$0	$61,729,111
	March 31, 2010 (Tangible)	$42,680,000	$17,656,111	$0	$60,336,111

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$356,197,000	$17,656,111	$0	$373,853,111

(1)	Includes RRP purchases of 3.39% of the second step offering.
(2)	RRP amortized over 5 years, tax effected at: 40.00%
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

FedFirst Financial Corporation

At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$40,492,130
	Exchange Ratio	0.6403

	2nd Step Offering Proceeds	$23,287,500
	Less: Estimated Offering Expenses	2,028,050

	2nd Step Net Conversion Proceeds (Including Foundation)	$21,259,450

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$21,259,450
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases	0
	Less: RRP Stock Purchases (1)	(790,439)
	Net Proceeds to be Reinvested	$20,469,011
	Estimated after-tax net incremental rate of return	1.53%

	Earnings Increase	$313,176
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings	0
	Less: Stock Programs Vesting (2)	(94,853)
	Less: Option Plan Vesting (3)	(155,086)

	Net Earnings Increase	$63,238

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$859,000	$63,238	$922,238
	12 Months ended March 31, 2010 (core)		$834,000	$63,238	$897,238

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$44,073,000	$20,469,011	$0	$64,542,011
	March 31, 2010 (Tangible)	$42,680,000	$20,469,011	$0	$63,149,011

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$356,197,000	$20,469,011	$0	$376,666,011

(1)	Includes RRP purchases of 3.39% of the second step offering.
(2)	RRP amortized over 5 years, tax effected at: 40.00%
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

FedFirst Financial Corporation

At the Supermaximum Value

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$46,565,950
	Exchange Ratio	0.7364

	2nd Step Offering Proceeds	$26,780,630
	Less: Estimated Offering Expenses	2,167,775

	2nd Step Net Conversion Proceeds (Including Foundation)	$24,612,855

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$24,612,855
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases	0
	Less: RRP Stock Purchases (1)	(909,008)
	Net Proceeds to be Reinvested	$23,703,847
	Estimated after-tax net incremental rate of return	1.53%

	Earnings Increase	$362,669
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings	0
	Less: Stock Programs Vesting (2)	(109,081)
	Less: Option Plan Vesting (3)	(178,348)

	Net Earnings Increase	$75,240

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$859,000	$75,240	$934,240
	12 Months ended March 31, 2010 (core)		$834,000	$75,240	$909,240

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$44,073,000	$23,703,847	$0	$67,776,847
	March 31, 2010 (Tangible)	$42,680,000	$23,703,847	$0	$66,383,847

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$356,197,000	$23,703,847	$0	$379,900,847

(1)	Includes RRP purchases of 3.39% of the second step offering.
(2)	RRP amortized over 5 years, tax effected at: 40.00%
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT 5

Firm Qualifications Statement

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP® ’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP® ’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. RP® is also expert in de novo charters, shelf charters and negotiating acquisitions of troubled institutions. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP® ’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (29)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (25)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (26)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (23)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (22)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (19)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (24)	(703) 647-6554	jhollar@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone:	(703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.:	(703) 528-1788
Arlington, VA 22201	Toll-Free No.:	(866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com